                                                                     Exhibit 4.4

================================================================================

                      LOAN, GUARANTY AND SECURITY AGREEMENT

                                  BY AND AMONG

                        GEAC COMPUTER CORPORATION LIMITED

                                       AND

        EACH OF ITS SUBSIDIARIES THAT ARE SIGNING AS BORROWERS HEREUNDER

                                  AS BORROWERS,

                            EACH OF ITS SUBSIDIARIES
                    THAT ARE SIGNING AS GUARANTORS HEREUNDER

                                 AS GUARANTORS,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

           AS THE ARRANGER, COLLATERAL AGENT AND ADMINISTRATIVE AGENT

                          DATED AS OF SEPTEMBER 9, 2003

================================================================================

                                Table of Contents

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1.   DEFINITIONS AND CONSTRUCTION..........................................................................       2
     1.1.     Definitions..................................................................................       2
     1.2.     Accounting Terms.............................................................................      30
     1.3.     Code.........................................................................................      30
     1.4.     Construction.................................................................................      30
     1.5.     Schedules and Exhibits.......................................................................      31
2.   LOAN AND TERMS OF PAYMENT.............................................................................      31
     2.1.     Revolver Advances............................................................................      31
     2.2.     Eligible Recurring Maintenance Revenue Adjustments...........................................      32
     2.3.     Borrowing Procedures and Settlements.........................................................      32
     2.4.     Payments.....................................................................................      38
     2.5.     Overadvances.................................................................................      41
     2.6.     Interest Rates and Letter of Credit Fee:  Rates, Payments, and
              Calculations.................................................................................      41
     2.7.     Controlled Accounts..........................................................................      43
     2.8.     Crediting Payments; Float Charge.............................................................      46
     2.9.     Designated Account...........................................................................      46
     2.10.    Maintenance of Loan Account; Statements of Obligations.......................................      47
     2.11.    Fees.........................................................................................      47
     2.12.    Letters of Credit............................................................................      48
     2.13.    LIBOR Option.................................................................................      51
     2.14.    Capital Requirements.........................................................................      53
     2.15.    Joint and Several Liability of Borrowers.....................................................      54
3.   CONDITIONS; TERM OF AGREEMENT.........................................................................      56
     3.1.     Conditions Precedent to the Initial Extension of Credit......................................      56
     3.2.     Conditions Subsequent to the Initial Extension of Credit.....................................      59
     3.3.     Conditions Precedent to all Extensions of Credit.............................................      59
     3.4.     Term.........................................................................................      60
     3.5.     Effect of Termination........................................................................      60
     3.6.     Early Termination or Reduction in Maximum Revolver Amount
              by Borrowers.................................................................................      61
3A.  GUARANTY PROVISIONS...................................................................................      61
     3A.1.    Guaranty.....................................................................................      61
     3A.2.    Reinstatement, etc...........................................................................      62
     3A.3.    Guaranty Absolute, etc.......................................................................      62
     3A.4.    Setoff.......................................................................................      63
     3A.5.    Waiver, etc..................................................................................      63
     3A.6.    Postponement of Subrogation, etc.............................................................      63
4.   CREATION OF SECURITY INTEREST.........................................................................      64
     4.1.     Grant of Security Interest...................................................................      64
     4.2.     Control of Collateral........................................................................      64
     4.3.     Negotiable Collateral........................................................................      65

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                                Table of Contents
                                  (continued)

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     4.4.     Collection of Accounts, General Intangibles, and Negotiable
              Collateral...................................................................................      65
     4.5.     Delivery of Additional Documentation Required................................................      65
     4.6.     Power of Attorney............................................................................      66
     4.7.     Control Agreements...........................................................................      66
     4.8.     Right to Inspect; Inventories, Appraisals and Audits.........................................      66
     4.9.     Validity, etc................................................................................      67
     4.10.    Continuing Security Interest.................................................................      67
5.   REPRESENTATIONS AND WARRANTIES........................................................................      68
     5.1.     No Encumbrances..............................................................................      68
     5.2.     Accounts.....................................................................................      68
     5.3.     Reserved.....................................................................................      68
     5.4.     Equipment....................................................................................      68
     5.5.     Location of Inventory, Equipment and Books...................................................      68
     5.6.     Reserved.....................................................................................      68
     5.7.     Legal Status.................................................................................      68
     5.8.     Due Organization and Qualification; Subsidiaries.............................................      69
     5.9.     Due Authorization; No Conflict...............................................................      69
     5.10.    Litigation...................................................................................      71
     5.11.    No Material Adverse Change...................................................................      71
     5.12.    Fraudulent Transfer..........................................................................      72
     5.13.    Employee Benefits............................................................................      72
     5.14.    Environmental Condition......................................................................      72
     5.15.    Brokerage Fees...............................................................................      72
     5.16.    Intellectual Property........................................................................      72
     5.17.    Leases.......................................................................................      73
     5.18.    Controlled Accounts and DDAs.................................................................      73
     5.19.    Compliance with Laws.........................................................................      73
     5.20.    Indebtedness.................................................................................      73
     5.21.    Payment of Taxes.............................................................................      73
     5.22.    Complete Disclosure..........................................................................      74
     5.23.    Consents.....................................................................................      74
     5.24.    Best Interests...............................................................................      74
6.   AFFIRMATIVE COVENANTS.................................................................................      74
     6.1.     Accounting System............................................................................      74
     6.2.     Collateral Reporting.........................................................................      74
     6.3.     Financial Statements, Reports, Certificates..................................................      75
     6.4.     Specified Entities...........................................................................      77
     6.5.     Return.......................................................................................      77
     6.6.     Maintenance of Properties....................................................................      77
     6.7.     Taxes........................................................................................      77
     6.8.     Insurance....................................................................................      78
     6.9.     Location of Inventory, Equipment and Books...................................................      79

                                Table of Contents
                                  (continued)

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     6.10.    Compliance with Laws.........................................................................      79
     6.11.    Leases.......................................................................................      79
     6.12.    Brokerage Commissions........................................................................      79
     6.13.    Existence....................................................................................      79
     6.14.    Environmental................................................................................      79
     6.15.    Investment Proceeds, Etc.....................................................................      80
     6.16.    Notice to Agent..............................................................................      80
     6.17.    Disclosure Updates; Intellectual Property....................................................      81
     6.18.    Pledge of IP Subsidiary......................................................................      81
     6.19.    Special Provisions Concerning Certain Intellectual Property..................................      81
     6.20.    Special Provisions Regarding Geac Hungary....................................................      82
7.   NEGATIVE COVENANTS....................................................................................      82
     7.1.     Indebtedness.................................................................................      82
     7.2.     Liens........................................................................................      83
     7.3.     Restrictions on Fundamental Changes..........................................................      83
     7.4.     Disposal of Assets...........................................................................      84
     7.5.     Change of Name or Address....................................................................      84
     7.6.     Guarantee....................................................................................      84
     7.7.     Nature of Business...........................................................................      85
     7.8.     Prepayments and Amendments...................................................................      85
     7.9.     Change of Control............................................................................      85
     7.10.    Reserved.....................................................................................      85
     7.11.    Distributions................................................................................      85
     7.12.    Accounting Methods...........................................................................      85
     7.13.    Investments..................................................................................      85
     7.14.    Acquisitions.................................................................................      86
     7.15.    Transactions with Affiliates.................................................................      86
     7.16.    Use of Proceeds..............................................................................      86
     7.17.    Securities Accounts..........................................................................      86
     7.18.    Financial Covenants..........................................................................      86
8.   EVENTS OF DEFAULT.....................................................................................      88
9.   THE LENDER GROUP'S RIGHTS AND REMEDIES................................................................      90
     9.1.     Rights and Remedies..........................................................................      90
     9.2.     Remedies Cumulative..........................................................................      93
10.  TAXES AND EXPENSES....................................................................................      93
11.  WAIVERS; INDEMNIFICATION..............................................................................      93
     11.1.    Demand; Protest; etc.........................................................................      93
     11.2.    The Lender Group's Liability for Collateral..................................................      93
     11.3.    Indemnification..............................................................................      93
12.  NOTICES...............................................................................................      94
13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................................................      95
14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS............................................................      96
     14.1.    Assignments and Participations...............................................................      96

                                Table of Contents
                                  (continued)

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     14.2.    Successors...................................................................................      99
15.  AMENDMENTS; WAIVERS...................................................................................      99
     15.1.    Amendments and Waivers.......................................................................      99
     15.2.    Replacement of Holdout Lender................................................................     100
     15.3.    No Waivers; Cumulative Remedies..............................................................     101
16.  AGENT; THE LENDER GROUP...............................................................................     101
     16.1.    Appointment and Authorization of Agent.......................................................     101
     16.2.    Delegation of Duties.........................................................................     102
     16.3.    Liability of Agent...........................................................................     102
     16.4.    Reliance by Agent............................................................................     102
     16.5.    Notice of Default or Event of Default........................................................     103
     16.6.    Credit Decision..............................................................................     103
     16.7.    Costs and Expenses; Indemnification..........................................................     104
     16.8.    Agent in Individual Capacity.................................................................     104
     16.9.    Successor Agent..............................................................................     105
     16.10.   Lender in Individual Capacity................................................................     105
     16.11.   Withholding Taxes............................................................................     105
     16.12.   Collateral Matters...........................................................................     107
     16.13.   Restrictions on Actions by Lenders; Sharing of Payments......................................     108
     16.14.   Agency for Perfection........................................................................     109
     16.15.   Payments by Agent to the Lenders.............................................................     109
     16.16.   Concerning the Collateral and Related Loan Documents.........................................     109
     16.17.   Field Audits and Examination Reports; Disclaimers by Lenders;
              Other Reports and Information................................................................     109
     16.18.   Several Obligations; No Liability............................................................     110
     16.19.   Legal Representation of Agent................................................................     110
17.  GENERAL PROVISIONS....................................................................................     111
     17.1.    Effectiveness................................................................................     111
     17.2.    Section Headings.............................................................................     111
     17.3.    Interpretation...............................................................................     111
     17.4.    Severability of Provisions...................................................................     111
     17.5.    Amendments in Writing........................................................................     111
     17.6.    Counterparts; Telefacsimile Execution........................................................     111
     17.7.    Revival and Reinstatement of Obligations.....................................................     111
     17.8.    Integration..................................................................................     112
     17.9.    Administrative Borrower; Payments by Borrowers...............................................     112
     17.10.   Confidentiality..............................................................................     113
     17.11.   Conversion of Judgment Currency, etc.........................................................     113
     17.12.   Release of Liens upon Sale of Collateral.....................................................     113
     17.13.   Comshare Entities............................................................................     114
     17.14.   Force Majeure................................................................................     115
     17.15.   Foothill's Legal Status......................................................................     115

                                    EXHIBITS

Exhibit A-1                      Form of Assignment and Acceptance
Exhibit B-1                      Form of Borrowing Base Certificate
Exhibit C-1                      Form of Compliance Certificate
Exhibit D-1                      Designated Account Bank
Exhibit L-1                      Form of LIBOR Notice
Exhibit 3.1(c)(i)                Form of Canadian Security Agreement
Exhibit 3.1(c)(ii)(1)            Form of US Stock Pledge Agreement
Exhibit 3.1(c)(ii)(2)            Form of Canadian Stock Pledge Agreement
Exhibit 3.1(c)(ii)(3)            Form of NSULC Stock Pledge Agreement
Exhibit 3.1(c)(ii)(4)            Form of UK Stock Pledge Agreement
Exhibit 3.1(c)(ii)(5)            Form of Hungarian Stock Pledge Agreement
Exhibit 3.1(c)(iii)(1)           Form of US Copyright Security Agreement
Exhibit 3.1(c)(iii)(2)           Form of Canadian Copyright Security Agreement
Exhibit 3.1(c)(iv)               Form of Patent Security Agreement
Exhibit 3.1(c)(v)(1)             Form of US Trademark Security Agreement
Exhibit 3.1(c)(v)(2)             Form of Canadian Trademark Security Agreement
Exhibit 3.1(c)(vi)(1)            Form of M and T Control Agreement
Exhibit 3.1(c)(vi)(2)            Form of SunTrust Bank Control Agreement
Exhibit 3.1(c)(vi)(3)            Form of CIBC Control Agreement
Exhibit 3.1(c)(vi)(4)            Form of BofA (non-Designated Account) Control Agreement
Exhibit 3.1(c)(vi)(5)            Form of Designated Account Bank Control Agreement
Exhibit 3.1(c)(vi)(6)            Form of Banc of America Securities LLC Control Agreement
Exhibit 3.1(c)(vi)(7)            Form of BofA (Pledging Unit) Control Agreement
Exhibit 3.1(c)(vii)              Form of Intercompany Subordination Agreement
Exhibit 3.1(d)(1)                Form of Collateral Access Agreement (Atlanta, GA)
Exhibit 3.1(d)(2)                Form of Collateral Access Agreement (Southborough, MA)
Exhibit 3.1(d)(3)                Form of Collateral Access Agreement (Vienna, VA)
Exhibit 3.1(d)(4)                Form of Collateral Access Agreement (Markham, Ontario)
Exhibit 3.1(e)                   Form of Closing Date Compliance Certificate
Exhibit 3.1(o)(1)                Form of Opinion (Foley Hoag LLP)
Exhibit 3.1(o)(2)                Form of Opinion (McKenna Long & Aldridge LLP)
Exhibit 3.1(o)(3)                Form of Opinion (Bryan Cave LLP)
Exhibit 3.1(o)(4)                Form of Opinion (Moye Giles LLP)
Exhibit 3.1(o)(5)                Form of Opinion (Blake Cassels & Graydon LLP)
Exhibit 3.1(o)(6)                Form of Opinion (Stewart McKelvey Stirling Scales)
Exhibit 3.1(o)(7)                Forms of Opinions (Koves Clifford Chance)
Exhibit 3.1(o)(8)                Form of Opinion (Clyde & Co.)
Exhibit 6.2                      Collateral Reporting
Exhibit 17.10                    Amended NDA

                                   SCHEDULES

Schedule A-1                     Agent's Account
Schedule C-1                     Commitments
Schedule D-1                     Designated Account
Schedule P-1                     Permitted Liens
Schedule 2.7                     Controlled Account Banks
Schedule 5.5                     Locations of Inventory, Equipment and Books
Schedule 5.7                     UK Guarantors and Geac Hungary Information
Schedule 5.8(b)                  Capitalization of Loan Parties
Schedule 5.8(c)                  Capitalization of Loan Parties' Subsidiaries
Schedule 5.8(e)                  Dormant Subsidiaries
Schedule 5.8(f)                  Organizational Chart as of Closing Date
Schedule 5.9                     Due Authorization; No Conflict
Schedule 5.10(a)                 Litigation
Schedule 5.10(c)                 Commercial Tort Claims
Schedule 5.14                    Environmental Condition
Schedule 5.16                    Intellectual Property
Schedule 5.17                    Leases
Schedule 5.18                    Controlled Accounts and DDAs
Schedule 5.21                    Payment of Taxes
Schedule 5.23                    Consents
Schedule 7.1                     Permitted Indebtedness
Schedule 7.3                     Borrowers' Legal Entity Reduction and Rationalization Plan
Schedule 7.6                     Guarantees
Schedule 7.13                    Permitted Investments

                      LOAN, GUARANTY AND SECURITY AGREEMENT

         THIS LOAN, GUARANTY AND SECURITY AGREEMENT (this "Agreement") is entered into as of September 9, 2003 by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, collectively the "Lenders" and each a "Lender"), WELLS FARGO FOOTHILL, INC., as the arranger, collateral agent and administrative agent for the Lenders ("Agent"), and, on the other hand:

         A. Borrowers: GEAC COMPUTER CORPORATION LIMITED, a Canadian corporation ("GCCL" or the "Parent"), GEAC COMPUTERS, INC., a Missouri corporation ("GCI"), GEAC ENTERPRISE SOLUTIONS, INC., a Georgia corporation ("GESI"), NEWS HOLDINGS CORP., a Delaware corporation ("News"), INTEREALTY CORP., a Colorado corporation, ("Interealty"), GEAC (DELAWARE) PARTNERSHIP, a Delaware partnership ("US Partnership"), REMANCO INTERNATIONAL, INC., a Delaware corporation ("Remanco"), EXTENSITY, INC., a Delaware corporation ("Extensity"), and GEAC HUNGARY ASSET MANAGEMENT COMPANY LIMITED BY SHARES, a company limited by shares organized under the laws of the Republic of Hungary ("Geac Hungary" and collectively with the Parent, GCI, GESI, News, Interealty, US Partnership, Remanco and Extensity, the "Borrowers" and each a "Borrower");

         B. Canadian Guarantors: GEAC CANADA LIMITED, a Canadian corporation ("GCL") and 2019856 ONTARIO INC., an Ontario corporation ("2019856"), Geac (Canada) Services Limited, a Canadian corporation ("GCSL"), 915873 Ontario Ltd., an Ontario corporation ("915873"), and 877025 Alberta Ltd., an Alberta corporation ("877025" and collectively with GCL, 2019856, GCSL and 915873, the "Canadian Guarantors" and each a "Canadian Guarantor");

         C. UK Guarantors: GEAC (UK) HOLDINGS LIMITED, a UK company ("Geac Holdings"), GEAC SOFTWARE SOLUTIONS LIMITED, a UK company ("GSSL"), GEAC COMPUTER SYSTEMS (UK) LIMITED, a UK company ("GCS"), REMANCO SYSTEMS LIMITED, a UK company ("Remanco Limited"), TEKSERV COMPUTER SERVICES LIMITED, a UK company ("Tekserv"), GEAC ENTERPRISE SOLUTIONS HOLDINGS LIMITED, a UK company ("GES Holdings"), GEAC ENTERPRISE SOLUTIONS LIMITED, a UK company ("GES"), GEAC ENTERPRISE SOLUTIONS DEVELOPMENT LIMITED, a UK company ("GES Development"), MAI UNITED KINGDOM LIMITED, a UK company ("MAI"), and GEAC UK LIMITED, a UK company ("Geac UK", and collectively with Geac Holdings, GSSL, GCS, Remanco Limited, Tekserv, GES Holdings, GES, GES Development, and MAI, the "UK Guarantors" and each a "UK Guarantor");

         D. Other Guarantors: GEAC ULC, a Nova Scotia unlimited liability company ("NSULC"), and GEAC USA LLC, a Delaware limited liability company ("US LLC", and collectively with NSULC, the "Other Guarantors").

         The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

         "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, Chattel Paper, or a General Intangible.

         "Accounts" means all of a Person's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as such term is defined from time to time in the Code), and any and all supporting obligations in respect thereof.

         "Additional Documents" has the meaning set forth in Section 4.4.

         "Administrative Borrower" has the meaning set forth in Section 17.9.

         "Advances" has the meaning set forth in Section 2.1(a).

         "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.15 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

         "Agent" means Foothill, solely in its capacity as administrative agent and collateral agent for the Lenders hereunder, and any successor thereto.

         "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

         "Agent's Account" means the account identified on Schedule A-1.

         "Agent's Liens" means the Liens granted by Loan Parties to Agent for the benefit of the Lender Group and any other holder of Obligations under this Agreement or the other Loan Documents.

         "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, and agents.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Amended NDA" has the meaning set forth in Section 17.10.

         "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to 0.0833 of 1 percent (0.0833%) of, in the case of a termination of this Agreement pursuant to Section 3.6(x), the Maximum Revolver Amount or, in the case of a partial permanent reduction of the Maximum Revolver Amount pursuant to Section 3.6(y), the portion of the Maximum Revolver Amount so reduced, in each case for each full or partial month remaining until the Maturity Date.

         "Assignee" has the meaning set forth in Section 14.1.

         "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

         "Authorized Person" means any officer or other employee of the Parent, Administrative Borrower or another Loan Party.

         "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under Section 2.1, after giving effect to all Revolver Usage as of such Date on the Loan Account, and all sublimits and Availability Reserves applicable hereunder.

         "Availability Reserves" means such reserves as Agent from time to time implements in respect of Permitted Tax Liens in accordance with Section 2.1(b) and the definition of "Permitted Tax Liens".

         "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

         "Base LIBO Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 2:00 p.m. (Boston, Massachusetts time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBO Rate Loan requested by the Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

         "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

         "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

         "Base Rate Margin" means 0.50%.

         "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(5) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

         "Board of Directors" means , as of the context requires, the board of directors (or comparable managers) of Parent or any other Borrower or Loan Party, and in each instance including any committee(s) thereof duly authorized to act on behalf thereof.

         "BofA" means Bank of America, N.A.

         "BofA Controlled DDAs" means the DDAs maintained by GCI or Interealty, as applicable, at BofA and numbered 350119021518, 005045181798, 350119032549,
350119037217, and 350119038777 and any replacement accounts thereof.

         "Books" means all of a Person's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of such Person's Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

         "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

         "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

         "Borrowing Base" has the meaning set forth in Section 2.1(a).

         "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit B-1 (as such form may be revised from time to time by mutual agreement of Agent and Parent) delivered to Agent by the chief executive officer or a Financial Officer of Parent on its behalf.

         "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBO Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

         "Business Plan" means the set of Projections of Borrowers, in the case of the Business Plan delivered on the Closing Date pursuant to Section 3.1(u), for the 3 year period following the Closing Date (on a fiscal year by fiscal year basis, and for the fiscal year ending April 30, 2004, on a fiscal quarter by fiscal quarter basis), or, in the case of subsequent Projections delivered pursuant to Section 6.3, for the periods described in Section 6.3, in each case in substantially the form of the Business Plan delivered on the Closing Date pursuant to Section 3.1(u), together with any amendment, modification or revision thereto approved in writing by Agent in its Permitted Discretion.

         "Canada-US Tax Treaty" means the Tax Convention between Canada and the United States (1980), as amended.

         "Canadian Copyright Security Agreement" has the meaning set forth in the definition of "Copyright Security Agreements".

         "Canadian Guarantor" and "Canadian Guarantors" have the respective meanings set forth in the preamble to this Agreement.

         "Canadian Security Agreement" means the security agreement executed and delivered by GCCL, the Canadian Guarantors, NSULC and the Agent in substantially the form of Exhibit 3.1(c)(i).

         "Canadian Trademark Security Agreement" has the meaning set forth in the definition of "Trademark Security Agreements".

         "Capital Expenditures" means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, and (b) to the extent not covered by clause (a), the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the fixed assets of any other Person; provided that "Capital Expenditures" shall not include expenditures made by such Person for the purchase of replacement equipment purchased with the proceeds of the sale of obsolete or worn-out equipment in the ordinary course of business, or for the replacement or restoration of Collateral paid from the related insurance or other proceeds received by such Person or its Affiliates for the loss, destruction or taking by condemnation or eminent domain of such Collateral.

         "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

         "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States, Canada or the United Kingdom or issued by any agency thereof and backed by the full faith and credit of the United States, Canada or the United Kingdom, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state, province or equivalent political subdivision of the United States, Canada or the United Kingdom or any political subdivision or public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P, Moody's or Dominion Bond Rating Service, as the case may be,
(c) commercial paper and bankers' acceptances maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1, P-1 or R-1 (middle), or better, from S&P, Moody's or Dominion Bond Rating Service, as the case may be, (d) certificates of deposit or bankers' acceptances maturing not more than 1 year after the date of issue, issued by commercial banking institutions (whether domestic or foreign), and money market or demand deposit accounts maintained at commercial banking institutions (whether domestic or foreign), each of which is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and has a combined capital and surplus and undivided profits of not less than $250,000,000, (e) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (d) above and which are secured by readily marketable direct obligations of the government of the United States, Canada or the United Kingdom or any agency thereof, (f) money market accounts maintained with mutual funds having assets in excess of $250,000,000, (g) tax exempt securities rated A or better by Moody's or A+ or better by S&P or the equivalent or better by Dominion Bond Rating Service, and (h) foreign currency investments of credit quality substantially similar to the investments described above by any Subsidiary made in the ordinary course of business and reasonably related to the business needs of such Subsidiary.

         "Cash Management Activation Event" means the occurrence of either of the following: (i) the Borrowers fail to maintain Liquidity of at least $10,000,000 at any point in time, of which at least $5,000,000 must be in the form of Availability, or (ii) the occurrence of an Event of Default.

         "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Stock of GCCL having the right to vote for the election of members of the Board of Directors of GCCL, (b) GCCL ceases to own and control, directly or indirectly, 100% of the outstanding capital Stock of GCI, Geac Holdings, or GCL, (c) a majority of the members of the Board of Directors of GCCL do not constitute Continuing Directors of GCCL, or (d) except (i) as set forth in Schedules 5.8(b), (c) or (f), (ii) as a result of issuances of de minimis numbers of shares of Stock to directors, officers or other persons solely as and to the extent required by applicable law, or (iii) as otherwise permitted by the Loan Documents, any Borrower ceases to own and control, directly or indirectly, 100% of the outstanding capital Stock of each of its Subsidiaries that are Loan Parties as of the Closing Date.

         "Chattel Paper" means all of a Person's now owned or hereafter acquired right, title, and interest with respect to "chattel paper", including, without limitation, "tangible chattel paper" and "electronic chattel paper", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

         "CHC" means Comshare Holdings Company, a UK company and wholly-owned subsidiary of Comshare.

         "CIBC" means Canadian Imperial Bank of Commerce.

         "CIBC Disbursement Accounts" means the DDAs maintained by Parent or GCL, as applicable, at CIBC and numbered 8642 04 20719, 8642 37 57110, 8642 11 59216 and 8642 04 21812 and any replacement accounts thereof.

         "CIBC Special Accounts" means the DDAs maintained by Parent or GCL, as applicable, at CIBC and numbered 8642 04-20719, 8642 11 59216 and 8642 04 21812 and any replacement accounts thereof.

         "CIL" means Comshare International Limited, a UK company and wholly-owned subsidiary of CHC.

         "CL" means Comshare Limited, a UK company and wholly-owned subsidiary of CHC.

         "Closing Date" means the date on which this Agreement and all other Loan Documents shall have been executed and all conditions precedent set forth in Section 3.1 shall have been satisfied or waived by the Agent. The Closing Date may or may not be the date of the making of the initial Advance (or other extension of credit) hereunder.

         "Closing Date Compliance Certificate" means a certificate substantially in the form of Exhibit 3.1(e).

         "Code" means the Uniform Commercial Code, as in effect from time to time in the Commonwealth of Massachusetts.

         "Collateral" means all of each Borrower's (other than GCCL's and Geac Hungary's) and the US LLC's now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a)      Accounts,

                  (b)      Chattel Paper, whether tangible or electronic,

                  (c)      DDAs,

                  (d)      Documents,

                  (e) General Intangibles (including, without limitation, payment intangibles and software),

                  (f) Goods (including, without limitation, Inventory and Equipment),

                  (g)      Instruments,

                  (h)      Investment Property,

                  (i)      Letter of Credit Rights,

                  (j)      Books,

                  (k)      the Commercial Tort Claims set forth on Schedule
         5.10(c),

                  (l)      Negotiable Collateral,

                  (m) money or other assets of any Borrower (other than GCCL and Geac Hungary) or the US LLC that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                  (n) any and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, General Intangibles, (Goods, including, without limitation, Equipment and Inventory), Investment Property, Negotiable Collateral, money, DDAs, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof. Notwithstanding any provision to the contrary herein or in any other Loan Document (including the Canadian Security Agreement), in no event shall the "Collateral" or any other collateral securing the Obligations under the Loan Documents include (i) any Real Property (including the right and interest of any Loan Party under any lease of any Real Property) or (ii) any Stock or other equity interests of any Subsidiary of Parent that is not a Loan Party.

         "Collateral Access Agreement" means a landlord waiver, in form and substance reasonably satisfactory to Agent, executed by any lessor of any real property of which a Borrower or Canadian Guarantor is Lessee and at which any Collateral is located (it being agreed that a landlord waiver on terms substantially equivalent to the terms provided in Exhibits 3.1(d)(1), (2), (3) and (4) shall be deemed satisfactory to the Agent).

         "Collections" means all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the applicable Loan Party.

         "Commercial Tort Claim" means any now existing or hereafter arising "commercial tort claim", as such term is defined from time to time in the Code.

         "Commitment" means, with respect to each Lender, its Revolver Commitment or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered to Agent by the chief executive officer or a Financial Officer of Parent on its behalf.

         "Comshare" means Comshare, Incorporated, a Michigan corporation.

         "Comshare US" means Comshare (U.S.), Inc., a Michigan corporation and wholly-owned subsidiary of Comshare.

         "Continuing Director" means (a) any member of GCCL's Board of Directors who was a director (or comparable manager) of GCCL on the Closing Date, and (b) any individual who becomes a member of GCCL's Board of Directors after the Closing Date if such individual was appointed or nominated for election to GCCL's Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition applicable to GCCL's Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of GCCL (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

         "Control Agreement" means an agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the applicable Loan Party, Agent, and the applicable securities intermediary or bank, which agreement is sufficient to give Agent "control" over the subject Securities Account, DDA or Investment Property as provided in the Code.

         "Controlled Account" shall mean each DDA or Securities Account that is maintained by any Borrower or Canadian Guarantor and is subject to a Control Agreement.

         "Controlled Account Bank" has the meaning set forth in Section 2.7(a).

         "Conversion Date" has the meaning set forth in Section 16.11(f).

         "Copyright Security Agreements" means the copyright security agreements executed and delivered by certain of the Borrowers and Canadian Guarantors and Agent (a) with respect to United States copyrights, substantially in the form of
Exhibit 3.1(c)(iii)(1) hereto (the "US Copyright Security Agreement") and (b) with respect to Canadian copyrights, substantially in the form of Exhibit 3.1(c)(iii)(2) hereto (the "Canadian Copyright Security Agreement").

         "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

         "DDA" means any checking or other "deposit account" (as such term is defined from time to time in the Code) maintained by a Person.

         "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

         "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

         "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

         "Designated Account" means the certain DDA of the Administrative Borrower identified on Schedule D-1 or otherwise notified by the Administrative Borrower to the Agent in accordance with Section 12.

         "Designated Account Bank" has the meaning specified in Exhibit D-1.

         "Designated Account Control Agreement" shall mean the Control Agreement in place with respect to the Designated Account.

         "Disbursement Account" shall mean each DDA maintained by a Borrower or Canadian Guarantor and designated on Schedule 5.18 as a "Disbursement Account".

         "Disbursement Letter" means an instructional letter executed and delivered by the Administrative Borrower to Agent regarding the extensions of credit, if any to be made on the Closing Date, the form and substance of which is reasonably satisfactory to Agent.

         "Document" means all of a Person's now owned or hereafter acquired right, title, and interest with respect to any "document" as such term is defined in the Code, and any and all supporting obligations in respect thereof.

         "Dollars" or "$" means United States dollars.

         "Dormant Subsidiaries" means, collectively, the following Subsidiaries:
915874 Ontario Ltd., an Ontario corporation, Geac Computers (Puerto Rico) Inc., a Puerto Rico corporation, Property Channel Inc., a Virginia corporation, Geac Library Systems, Inc. (Delaware), a Delaware corporation, Geac Software Services Holdings Limited, a UK company, Geac Software Services Medium Systems Limited, a UK company, Mainpac Limited, a UK company, Computer Library Services International Limited, a UK company, JBA Investments Limited, a UK company, JBA (Northern) Limited, a UK company, JBA (Wessex) Limited, a UK company, Nexus Solutions Limited, a UK company, JBA Property Management Limited, a UK company, Generator Systems (UK) Limited, a UK company, JBA (UK) Limited, a UK company, Inform Solutions Limited, a UK company, JBA Employee Benefit Trustee Company Limited, a UK company, JBA (Information Processing Services) Limited, a UK company, Olympix Software Limited, a UK company, Phoenix Business Systems Recovery Limited, a UK company, and Extensity Europe Limited, a UK company.

         "EBITDA" means, with respect to any fiscal period, for any entity, the consolidated net income (or loss) for such entity and its Subsidiaries, minus (without duplication) extraordinary, unusual or non-recurring gains (other than a gain that is a reversal of an earlier extraordinary, unusual or non-recurring cash loss) plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP, and subject to the adjustments set forth at Section 7.18(a).

         "Eligible Recurring Maintenance Revenue" means (a) with respect to any US Borrowing Base Company, the total regular amount of revenue recognized by such US Borrowing Base Company in accordance with GAAP and past practice in a fiscal month for maintenance and support of such US Borrowing Base Company's customers in the ordinary course of business for customers that are party to a duly executed and effective maintenance agreement with such US Borrowing Base Company and (b) with respect to two or more of the US Borrowing Base Companies, the aggregate amount of Eligible Recurring Maintenance Revenue attributable to such US Borrowing Base Companies. For purposes of clarity, none of the revenues of Extensity or any other Borrower that is not a US Borrowing Base Company will be included in Eligible Recurring Maintenance Revenue until the Agent consents in writing to such inclusion.

         "Eligible Transferee" means:

                  (1) if no Event of Default (other than an Event of Default under Section 8.2) has occurred and is continuing, a Person that is entitled to obtain the benefits of reduced Withholding Taxes under the Canada-US Tax Treaty with respect to interest paid from a resident of Canada to a resident of the United States, and the Hungary-US Tax Treaty with respect to interest paid from a resident of Hungary to a resident of the United States, and that is
(a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a separately-incorporated subsidiary corporation organized under the laws of the United States or any state thereof, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000 and that is organized under the laws of the United States or any state thereof,
(d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date and that is organized under the laws of the United States or any state thereof, and (e) any other Person approved by Agent and the Administrative Borrower that is organized under the laws of the United States or any state thereof; and

                  (2) during the continuation of an Event of Default (other than an Event of Default under Section 8.2), any Person approved by the Agent.

         "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority or any third party, involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Loan Party or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party or any predecessor in interest.

         "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Loan Parties, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; the Toxic Substances Control Act, 15 USC, Section 2601 et seq.; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC
Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

         "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "Equipment" means all of a Person's now owned or hereafter acquired right, title, and interest with respect to "equipment" (as such term is defined from time to time in the Code), fixtures and vehicles (including motor vehicles), including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

         "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

         "Event of Default" has the meaning set forth in Section 8.

         "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

         "Excluded Taxes" has the meaning set forth in Section 16.11.

         "Fee Letter" means that certain fee letter, dated as of even date herewith, between the Administrative Borrower and Agent, in form and substance satisfactory to Agent.

         "FEIN" means Federal Employer Identification Number.

         "Final Payment Date" has the meaning set forth in Section 3A.6.

         "Financial Officer" means the chief financial officer (or other principal financial officer), principal accounting officer, treasurer or controller of a Person.

         "Foothill" means Wells Fargo Foothill, Inc.

         "Funding Date" means the date on which a Borrowing occurs.

         "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

         "GAAP" means generally accepted accounting principles as in effect from time to time in Canada, consistently applied, or, after an election by the Parent and its Subsidiaries described in the next sentence, means generally accepted accounting principles as in effect from time to time in the United States ("US GAAP"), consistently applied. Notwithstanding any provision to the contrary in the Loan Documents, the Parent and its Subsidiaries may elect at any time during the term of this Agreement to report under US GAAP for all purposes under the Loan Documents, and, in the event of such an election, the Agent and the Parent will work cooperatively and reasonably to determine and make the necessary adjustments to the financial covenants and other provisions of the Loan Documents impacted by such change, and will revise this Agreement accordingly. In the event the Parent and Agent cannot agree on such changes, the provisions of this Agreement will remain effective (notwithstanding any change by the Parent and its Subsidiaries to US GAAP), and all covenant calculations and other impacted provisions of this Agreement will be measured (and the Borrowers will submit reports) in the same manner as at the Closing Date, except that the annual Canadian GAAP financial statements under Section 6.3 will be unaudited.

         "Geac Hungary Advances" has the meaning specified in Section 6.20.

         "General Intangibles" means all of a Person's now owned or hereafter acquired right, title, and interest with respect to "general intangibles" (as such term is defined from time to time in the Code), and any and all supporting obligations in respect thereof, including but not limited to payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill , patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

         "Goods" means all of a Person's now owned or hereafter acquired right, title, and interest with respect to "goods", as that term is defined from time to time in the Code, including, without limitation, any and all Inventory and Equipment.

         "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

         "Governmental Authority" means any federal, provincial, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

         "Gross Margin" has the meaning set forth in Section 2.1(b).

         "Guarantors" means collectively, the Canadian Guarantors, UK Guarantors and the Other Guarantors.

         "Guaranty" has the meaning set forth in Section 3A.1.

         "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into by the Parent or any of its Subsidiaries, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Parent's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "Hungarian Stock Pledge Agreement" has the meaning set forth in the definition of "Stock Pledge Agreements".

         "Hungary-US Tax Treaty" means the Convention Between the Government of the Hungarian People's Republic and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (1979), as amended.

         "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other similar obligations in respect of letters of credit, bankers acceptances, or other similar financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Parent or its Subsidiaries that are Loan Parties, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any monetary obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above. For the avoidance of doubt, customary indemnities in connection with the sale of assets or businesses or pursuant to contractual obligations entered into in the ordinary course of business shall not be included in Indebtedness. For purposes of calculating Indebtedness under Hedge Agreements, obligations under any Hedge Agreement owing at any time shall be the aggregate amount (after giving effect to any netting agreements) that would be required to be paid by the Loan Parties if such Hedge Agreement were terminated at such time.

         "Indemnified Liabilities" has the meaning set forth in Section 11.3.

         "Indemnified Person" has the meaning set forth in Section 11.3.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal insolvency law (or other bankruptcy or insolvency law of any other jurisdiction, including but not limited to those of or within Canada or the UK), assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "Instruments" means all of a Person's now owned or hereafter acquired right, title, and interest with respect to "instruments", including, without limitation, any "promissory notes", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

         "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

         "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by the Loan Parties and Agent substantially in the form of Exhibit 3.1(c)(vii).

         "Interest Expense" means, for any period, the aggregate of the interest expense of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Interest Period" means, with respect to each LIBO Rate Loan, a period commencing on the date of the making of such LIBO Rate Loan and ending 1, 2, 3 or 6 months (or such longer period that Agent makes generally available to its customers) thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBO Rate from and including the first day of each Interest Period to, but excluding, the day on which such Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or the Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

         "Inventory" means all of a Person's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Person as lessor, goods that are furnished by a Person under a contract of service, and raw materials, work in process, or materials used or consumed in a Person's business.

         "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, moving and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Property" means all of a Person's now owned or hereafter acquired right, title, and interest with respect to "investment property", as such term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

         "IP Subsidiary" means a Subsidiary of Parent to be formed under the law of such jurisdiction as Parent shall choose, which will execute a joinder agreement and such other agreements deemed necessary by the Agent in its Permitted Discretion to cause such IP Subsidiary to become a Guarantor hereunder and to grant to the Agent a first priority Lien on all assets from time to time owned or held by such IP Subsidiary on terms (including terms with respect to Agent's ability to exercise remedies, including foreclosure and transfer of ownership) substantially equivalent to the provisions of this Agreement and the other Loan Documents with respect to the Borrowers and the Canadian Guarantors (but excluding any obligation to deliver (i) if unavailable under the law of such jurisdiction, a Control Agreement or (ii) a Collateral Access Agreement), each of the foregoing conditions to be confirmed (if requested by Agent) by legal opinions reasonably acceptable to the Agent.

         "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

         "Issuing Lender" means Wells Fargo or any Lender that, at the request of the Administrative Borrower and with the consent of Agent (such consent not to be unreasonably withheld), agrees, in such Person's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

         "Judgment Currency" has the meaning set forth in Section 16.11(f).

         "L/C" has the meaning set forth in Section 2.12(a).

         "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

         "L/C Undertaking" has the meaning set forth in Section 2.12(a).

         "Legal Entity Reduction and Rationalization Plan" has the meaning set forth in Section 7.3.

         "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

         "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

         "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Loan Party under any of the Loan Documents that are paid or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with the Loan Parties, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement,
(c) costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement,
(g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Borrower or any guarantor of the Obligations, (h) Agent's and (subject to Section 11.3) each Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (with respect to "administering" the Loan Documents, out-of-pocket expenses only), or amending the Loan Documents, and (i) Agent's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral. Notwithstanding any provision to the contrary in this Agreement, the Loan Parties shall have no obligation to pay or reimburse the Agent or any Lender for any costs or expenses they may incur in connection with any assignment, participation or a syndication of any Commitments or Obligations hereunder.

         "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

         "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

         "Letter of Credit Fee" has the meaning set forth in Section 2.6(b).

         "Letter of Credit Rights" means all of a Person's now owned or hereafter acquired right, title, and interest with respect to "letter-of-credit rights", as that term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

         "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

         "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

         "LIBOR Notice" means a written notice in the form of Exhibit L-1.

         "LIBOR Option" has the meaning set forth in Section 2.13(a).

         "LIBO Rate" means, for each Interest Period for each LIBO Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBO Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBO Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         "LIBO Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBO Rate.

         "LIBO Rate Margin" means 3.00%.

         "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

         "Liquidity" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the sum of Availability and Qualified Cash Equivalents.

         "Loan Account" has the meaning set forth in Section 2.10.

         "Loan Documents" means this Agreement, the Canadian Security Agreement, the Stock Pledge Agreements, the Copyright Security Agreements, the Patent Security Agreements, the Trademark Security Agreements, the Control Agreements, the Intercompany Subordination Agreement, the Fee Letter, the Letters of Credit, the Disbursement Letter, the Due Diligence Letters, the Perfection Certificates, the Collateral Access Agreements, any certificates (including without limitation, the Borrowing Base Certificates and the Compliance Certificates) from time to time delivered by a Loan Party pursuant to this Agreement or any other Loan Document, any note or notes executed by a Loan Party in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Loan Party and the Lender Group in connection with this Agreement (excluding Hedge Agreements).

         "Loan Parties" means, collectively, the Borrowers, Canadian Guarantors, UK Guarantors and Other Guarantors, with each being a "Loan Party".

         "M and T" means Manufacturers and Traders Trust Company.

         "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers (other than GCCL and Geac Hungary) taken as a whole, (b) a material impairment of the Lender Group's ability to enforce the Obligations or realize upon any Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens as a result of an action or failure to act on the part of any Borrower.

         "Material Software Products" has the meaning set forth in Section 5.16.

         "Maturity Date" has the meaning set forth in Section 3.4.

         "Maximum Revolver Amount" means $50,000,000, as such amount may be reduced from time to time pursuant to Section 3.6.

         "Negotiable Collateral" means all of a Person's now owned and hereafter acquired right title and interest with respect to letters of credit, letters of credit rights, Instruments, Documents, Goods covered by Documents, Chattel Paper and all supporting obligations of the foregoing.

         "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code (or other bankruptcy or insolvency law of any other jurisdiction, including but not limited to those of or within Canada or the UK), would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code (or other bankruptcy or insolvency law of any other jurisdiction, including but not limited to those of or within Canada or the UK), would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Loan Parties to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Loan Parties are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

         "Originating Lender" has the meaning set forth in Section 14.1(e).

         "Other Guarantors" has the meaning set forth in the preamble to this Agreement.

         "Overadvance" has the meaning set forth in Section 2.5.

         "PPSA" means the Personal Property Security Act, as in effect from time to time in the Province of Ontario, the Province of British Columbia or the Province of Nova Scotia, as applicable.

         "Parent" has the meaning set forth in the preamble to this Agreement.

         "Participant" has the meaning set forth in Section 14.1(e).

         "Patent Security Agreement" means the patent security agreement executed and delivered by GESI and Agent in substantially the form of Exhibit 3.1(c)(iv) hereto.

         "Perfection Certificate" means the Representations and Warranties forms submitted by the Administrative Borrower to Agent with respect to each Borrower (other than Geac Hungary), Canadian Guarantor and Other Guarantor, together with such Loan Party's completed responses to the inquiries set forth therein.

         "Permitted Acquisition" means:

                  (a) for acquisitions up to $5,000,000 in aggregate purchase price (as defined in clause (z) of this definition below) per fiscal year of Parent, an acquisition (whether by merger, consolidation, stock purchase, asset purchase or otherwise) of all or part of the stock (or other securities), assets or business of a Person engaged in substantially the same general line of business as that in which the Loan Parties are engaged, provided that: (i) immediately prior to and immediately after giving effect to any such transaction, there is no Cash Management Activation Event, Default or Event of Default, and (ii) immediately prior to and immediately after giving effect to any such acquisition, the Borrowers have Liquidity of at least $10,000,000, of which no more than $5,000,000 will be in the form of Qualified Cash Equivalents; and

                  (b) for all acquisitions not included within clause (a), above, an acquisition (whether by merger, consolidation, stock purchase, asset purchase or otherwise) of all or part of the stock (or other securities), assets or business of a Person engaged in substantially the same general line of business as that in which the Loan Parties are engaged, consummated by or through Parent or any of its Subsidiaries (including any newly formed Subsidiary of Parent (a "Newco")), provided that:

                           (i) immediately prior to and immediately after giving effect to any such acquisition, there is no Cash Management Activation Event, Default or Event of Default;

                           (ii) Parent provides the Agent with prior notice (which notice shall not be less than 15 days prior to the closing date) of such acquisition and copies of all financial information delivered to the Board of Directors of Parent or any other Borrower regarding such acquisition;

                           (iii) if any Loan Party (including, as applicable, the target company (or any of its Subsidiaries) or any Newco or other Subsidiary of Parent by or through which such acquisition is consummated, in each case that will become a Loan Party as provided in clause (x) of this definition below) will acquire or assume in such acquisition any

         Indebtedness that is not otherwise permitted under Section 7.1 or the other provisions of this Agreement or the other Loan Documents, prior to or at the time of such acquisition, such Loan Party and all holders of any such Indebtedness enter into a subordination and intercreditor agreement acceptable in form and substance satisfactory to the Agent in its Permitted Discretion with respect to such Indebtedness;

                           (iv) prior to consummating any such acquisition, Borrowers provide Agent with written evidence satisfactory to the Agent in its Permitted Discretion that, after giving effect to such acquisition, the Borrowers shall, on a pro-forma basis, (i) have Liquidity for the period of six (6) consecutive months following the closing of such acquisition of at least $10,000,000, of which no more than $5,000,000 will be in the form of Qualified Cash Equivalents, (ii) maintain compliance with all representations, warranties and covenants set forth in this Agreement, including all financial covenants for the period of twelve (12) consecutive months following the closing of such acquisition, the information submitted pursuant to this clause (ii) to include pro forma financial statements and financial covenant compliance calculations satisfactory to the Agent in its Permitted Discretion; and

                           (v) in the event that Parent elects (as provided in clause (x) below) that, as applicable, the target company (or any Subsidiary thereof) or any Newco or other Subsidiary of Parent by or through which such acquisition is consummated will become a Loan Party, then, in addition to the requirements set forth in (b)(i) through
         (b)(iv) above,

                                    (A)      if such target company (or
                  Subsidiary), Newco or other Subsidiary is an entity organized under US state law or Canadian (including Canadian provincial) law, such entity shall become a Loan Party upon the satisfaction of each of the following conditions:

                                             (1)      Borrowers deliver to Agent
                  a fully executed joinder agreement (in form and substance satisfactory to Agent in its Permitted Discretion) relating to this Agreement pursuant to which such entity becomes (x) if it is organized under US state law, a Borrower hereunder or (y) if it is organized under Canadian law, a Canadian Guarantor hereunder,

                                             (2)      such entity executes the
                  Intercompany Subordination Agreement and such other Loan Documents as have been executed hereunder by (x) if it is organized under US state law, Borrowers or (y) if it is organized under Canadian law, Canadian Guarantors, and

                                             (3)      (x) Agent is able to
                  obtain from Parent and/or its Subsidiaries a pledge of 100% of the ownership interests of such entity owned by Parent and/or its Subsidiaries, as applicable, and (y) such entity shall have granted to Agent, and Agent shall have perfected, a security interest in and to substantially all of such entity's personal property, in each case on terms substantially equivalent to those provided in the Loan Documents with respect to Borrowers or the Canadian Guarantors, as applicable, and

                                    (B)      if such target company (or
                  Subsidiary), Newco or other Subsidiary is an entity organized under UK law, such entity shall become a Loan Party upon the satisfaction of each of the following conditions:

                                             (1)      (x) Borrowers deliver to
                  Agent a fully executed joinder agreement (in form and substance satisfactory to Agent in its Permitted Discretion) relating to this Agreement pursuant to which such entity becomes a UK Guarantor hereunder, and (y) such entity executes the Intercompany Subordination Agreement and such other Loan Document agreements as have been executed hereunder by UK Guarantors; and

                                             (2)      Agent is able to obtain
                  from Parent and/or its Subsidiaries a pledge of 100% of the ownership interests of such entity owned by Parent and/or its Subsidiaries, as applicable, on terms substantially equivalent to those provided in the Loan Documents with respect to Borrowers or UK Guarantors, as applicable.

         The following provisions shall apply with respect to a "Permitted Acquisition" as defined above.

                  (x) Notwithstanding any provision to the contrary in the Loan Documents, Parent shall be entitled to elect, in its sole discretion, whether any target company (including any of its Subsidiaries), Newco or other Subsidiary of Parent (that is not already a Loan Party) by or through which any Permitted Acquisition is consummated shall or shall not become a Loan Party upon the consummation of such Permitted Acquisition, and shall deliver written notice of its election to Agent not later than 15 days prior to the closing date of such Permitted Acquisition.

                  (y) Notwithstanding the provisions set forth in this definition, Agent shall, in its Permitted Discretion, consider and determine whether to except any Permitted Acquisition otherwise subject to the provisions of clause (b) above from the requirements set forth in subclause (b)(iv) above and in Section 7.18(c) regarding the institution of the Fixed Charge Coverage Ratio (as defined in that Section).

                  (z) As used in this definition, the term "purchase price" means the full value of all consideration of every kind and nature paid by the acquiror to the seller(s), whether in the form of cash or cash equivalents, issuance of Stock, incurrence or assumption of Indebtedness or otherwise (but excluding in any event any transaction expenses, costs and fees incurred or paid by the acquiror in connection with the acquisition, whether or not consisting of expenses, costs, fees and disbursements of attorneys, consultants, investment bankers and other financial advisors, brokers and finders, accountants or other advisors), minus all cash or cash equivalents of the target company (or any Newco or other Subsidiary by or through which such Permitted Acquisition is consummated) that are acquired in such Permitted Acquisition.

         "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "Permitted Dispositions" means (a) sales or other dispositions by the Parent or its Subsidiaries that are Loan Parties of Equipment that is substantially worn, damaged, obsolete, or no longer useful in the ordinary course of business, (b) sales or other dispositions by the Parent or its Subsidiaries that are Loan Parties of Inventory or other property sold or disposed of in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by the Parent or its Subsidiaries that are Loan Parties in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by the Parent or its Subsidiaries that are Loan Parties of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) Special Permitted Dispositions, (f) sales or other dispositions of any assets (including the Stock or ownership interests of any Subsidiary) by any Borrower to any other Borrower or by any Guarantor to any other Guarantor or any Borrower, in each instance upon reasonable notice to the Agent and subject to Agent's having taken all such actions deemed necessary by Agent in its Permitted Discretion to maintain perfection of Agent's Liens (if any) in the assets sold or transferred pursuant to this clause (f), (g) sales or other transfers of intellectual property assets (and other assets directly related thereto) to the IP Subsidiary in connection with a Permitted IP Transfer, (h) Permitted Liens (to the extent constituting dispositions), (i) subleases of Real Property that do not interfere with the sublessor's business, (j) to the extent constituting dispositions, issuances and sales by Parent of its stock or other securities, issuances by any Loan Party of its stock or other securities to any other Loan Party and issuances by any Loan Party of de minimis numbers of shares of its capital stock to any director, officer or other person solely as and to the extent required by applicable law, and (k) dispositions of portions of any business acquired in any Permitted Acquisition, so long as (x) such portions have an aggregate value not in excess of twenty-five percent (25%) of the aggregate purchase price paid by the Loan Parties for such Permitted Acquisition and (y) any such disposition occurs within one (1) year after the closing of such Permitted Acquisition.

         "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases or sales of goods or services in the ordinary course of business, (d) investments by any Loan Party in any other Loan Party, provided that, if any such investment under this clause (d) is in the form of Indebtedness such investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement to the extent covered thereby, (e) investments by any Loan Party in any non-Loan Party Affiliate of such Loan Party, provided that the aggregate amount of all such investments under this clause (e) in the form of capital contributions made from and after the Closing Date (including amounts advanced by any Loan Party pursuant to any "letters of support" referenced in Section 7.6) or in the form of outstanding Indebtedness for borrowed money (exclusive of accrued interest thereon) shall not exceed $50,000,000 at any time, (f) guarantees of Indebtedness permitted under this Agreement, (g) Permitted Acquisitions and other acquisitions of any stock or assets of a Person not prohibited under this Agreement, (h) the Loan Parties' ownership of the capital stock or other ownership interests of their respective Subsidiaries, (i) loans to officers and employees of a Loan Party not exceeding $500,000 in aggregate principal amount outstanding at any time and not prohibited by applicable law, (j) investments in publicly traded securities in an aggregate amount not exceeding $5,000,000 at any time, provided, that such investments will not be made with Proceeds of Advances, and (k) Investments set forth on Schedule 7.13.

         "Permitted IP Transfers" means a transfer by a Loan Party to the IP Subsidiary of trademarks, trade names, copyrights, patents, patent rights, licenses and other intellectual property rights acquired by a Loan Party, provided, that Agent receives notice of any such transfer, and no such transfer is consummated until Agent confirms in writing that it has taken all actions deemed necessary by Agent in its Permitted Discretion to perfect a first priority Lien on any assets transferred to the IP Subsidiary.

         "Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) are the subject of Permitted Protests and otherwise qualify as Permitted Tax Liens, (c) Liens set forth on Schedule P-1, (d) the interests of lessors and lessees under operating leases and leases of Real Property (including with respect to any lease security deposit by or with any Loan Party), (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, and similar liens incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not more than sixty (60) days delinquent or (ii) are the subject of Permitted Protests, (g) Permitted Tax Liens, (h) pledges and deposits under workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance arrangements; (i) pledges and deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases (other than capital leases), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (j) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, zoning restrictions, leases, licenses, and other title exception, encumbrances and restrictions on the use of Real Property which do not, in the aggregate, materially interfere with the ordinary conduct of the business of any Loan Party; (k) Liens consisting of bankers' liens and rights of setoff, in each and every case, arising by operation of law; (l) Liens on property or assets acquired in a Permitted Acquisition or other acquisition not prohibited under
Section 7.14, provided that such Liens under this clause (l) (i) to the extent they secure any Indebtedness, secure permitted Indebtedness under this Agreement, (ii) were not created in contemplation of such acquisition and (iii) shall not apply to any other property or assets of any Loan Party, and (m) the rights of licensees under licenses of intellectual property granted by a Loan Party and the rights of licensors under licenses of intellectual property licensed to a Loan Party, in each case under licenses entered into in the ordinary course of business.

         "Permitted Protest" means the right of any Loan Party or any of its Subsidiaries, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than taxes that are the subject of a United States, Canadian or UK tax lien that is not a Permitted Tax Lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Loan Party, in good faith, (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or (solely with respect to any Lien that is not a Permitted Tax Lien or a Lien described in clause (f) of the definition of "Permitted Liens") priority of any of the Agent's Liens and (d) the applicable Loan Party or Subsidiary, as the case may be, has paid all taxes and other amounts necessary to ensure that the applicable Governmental Authority has no presently enforceable right to take collection action in respect of taxes or other amounts that are the subject of the protest.

         "Permitted Purchase Money Indebtedness" means, as of any date of determination, (i) Purchase Money Indebtedness (other than Purchase Money Indebtedness incurred after the Closing Date in connection with a Permitted Acquisition) in an aggregate amount outstanding at any one time not in excess of $10,000,000 and (ii) Purchase Money Indebtedness incurred or assumed after the Closing Date in connection with Permitted Acquisitions in an aggregate amount outstanding at any one time not in excess of $10,000,000. In no event shall Permitted Purchase Money Indebtedness include Indebtedness incurred for the purpose of financing all or any part of the acquisition cost of any Inventory.

         "Permitted Restricted Payments" means any of the following: (a) so-called issuer bid stock repurchases by GCCL in accordance with the regulations of the Toronto Stock Exchange in an aggregate amount not to exceed $5,000,000 per fiscal year; (b) additional issuer bid stock repurchases by GCCL of up to the number of shares of capital stock of GCCL as were issued in any Permitted Acquisition, provided that all such purchases with respect to such Permitted Acquisition are made during the one hundred eighty (180) day period immediately following closing of such Permitted Acquisition; (c) repurchases by GCCL of restricted stock of GCCL from terminated employees in an aggregate amount not to exceed $2,000,000 per fiscal year and; (d) repurchases of shares of GCCL's capital stock issued under any GCCL employee stock purchase plan (whether now or hereafter existing) in an aggregate amount not to exceed $2,000,000 per fiscal year, provided, that the payments referred in the foregoing clauses (a), (b), (c) and (d) shall not constitute Permitted Restricted Payments during the pendency of any Default or Event of Default, and provided, further, for the purposes of clause (a), that the Borrowers and the Canadian Guarantors together have $20,000,000 of Liquidity before payment and for 30 days thereafter and for the purposes of clauses (b), (c) and (d), that the Borrowers and the Canadian Guarantors together have $10,000,000 of Liquidity before payment and for 30 days thereafter, and provided, further, that if as a result of any change in GAAP, Parent is required to expense payments contemplated by clause (d) in the determination of the consolidated net income of Parent and its Subsidiaries, the per fiscal year Dollar limit and the Liquidity requirement expressed above shall cease to apply to such payments; (e) payments by Loan Parties in respect of guaranty fees in respect of the transaction contemplated by the Loan Documents in an aggregate amount not to exceed one percent (1%) of the Maximum Revolver Amount (or, if higher, the amount that a commercial bank would reasonably charge for provision of equivalent guaranties) during any fiscal year (in each instance subject to the terms of the Intercompany Subordination Agreement); (f) dividends payable solely in the Parent's Stock; and (g) any Restricted Payment by any Loan Party to any other Loan Party, so long as no Default or Event of Default exists immediately prior thereto or would exist immediately after giving effect thereto.

         "Permitted Tax Liens" means (i) Liens for unpaid taxes in an aggregate amount of up to $500,000, regardless of whether such Liens are the subject of a Permitted Protest (provided that the Agent in its Permitted Discretion may institute Availability Reserves in connection with such Liens), (ii) Liens for unpaid taxes in an aggregate amount greater than $500,000 but less than $1,500,000, provided that (y) such Liens are the subject of a Permitted Protest and do not remain of record for more than twelve (12) months, and (z) the Agent may in its Permitted Discretion maintain Availability Reserves in accordance with Section 2.1(b) during the pending of the Permitted Protest in an amount it deems necessary or appropriate in its Permitted Discretion, such amount not to exceed the amount of the tax Lien (inclusive of penalties and interest to the extent secured by such Lien), (iii) Liens for unpaid taxes (regardless of amount) that are junior to the Agent's Liens so long as such Liens are subject of a Permitted Protest, and (iv) any Lien for unpaid Taxes that is a Permitted Lien by virtue of clause (b)(i) of the definition thereof.

         "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "Projections" means the forecasted consolidated balance sheets, profit and loss statements, and cash flow statements of Parent and its Subsidiaries, all prepared on a consistent basis with Parent's historical consolidated financial statements, together with supporting details as reasonably requested by Agent and a statement of the principal underlying assumptions.

         "Pro Rata Share" means:

                  (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (I) the aggregate outstanding principal amount of such Lender's Advances by (II) the aggregate outstanding principal amount of all Advances, and

                  (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (I) the aggregate outstanding principal amount of such Lender's Advances by (II) the aggregate outstanding principal amount of all Advances.

         "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred at the time of, or within 120 days after, the acquisition of any fixed assets including real or personal property (including "soft-costs") for the purpose of financing all or any part of the acquisition cost thereof.

         "Qualified Cash Equivalents" means, as of any date of determination, cash or Cash Equivalents consisting of United States Dollars (or the Dollar value of Canadian Dollars based on the average exchange rate of Canadian dollars to Dollars quoted in the Wall Street Journal for the 5 Business Days immediately preceding such date of determination) on deposit in a Controlled Account that is subject to a Control Agreement reasonably acceptable to Agent.

         "Real Property" means any fee, leasehold or other estate or interest in real property now or hereafter owned or leased hereafter acquired by any Loan Party and the improvements thereto.

         "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

         "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

         "Report" has the meaning set forth in Section 16.17.

         "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 51% of the Total Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

         "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

         "Restricted Payment" means (i) any cash dividend or other cash distribution or payment, direct or indirect, on or on account of any shares of any class of stock of any Loan Party now or hereafter outstanding; (ii) any dividend or other distribution in respect of, or redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of any Loan Party now or hereafter outstanding or of any warrants, options or rights to purchase any such stock (including, without limitation, the repurchase of any such stock, warrant, option or right or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto); and (iii) any payment of any management or consulting fee or other similar fees or expenses (including any reimbursement thereof) pursuant to any management, consulting or other similar services agreement to any of the shareholders or other equity holders of any Loan Party, or to any Subsidiary or Affiliate of any Loan Party, but excluding in any event (x) any such payment to any Loan Party, (y) any payment of salary, bonuses or other customary employee compensation under any employment agreement to Persons who are also shareholders of Parent and (z) ordinary course compensation paid to directors (or persons exercising comparable responsibilities) of Parent or any other Loan Party for their service as a director (or similar service).

         "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts (a) are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1 and
(b) may be reduced from time to time pursuant to Section 3.6.

         "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

         "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

         "SEC" means the United States Securities and Exchange Commission and any successor thereto.

         "Secretary" means the secretary, clerk or person exercising comparable responsibility and authority on behalf of any Loan Party.

         "Securities Account" means a "securities account" as such term is defined from time to time in the Code.

         "Settlement" has the meaning set forth in Section 2.3(f)(i).

         "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

         "Solvent" means, with respect to any Person or group of Persons on a consolidated basis, as the case may be, on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer
Act).

         "Special Permitted Disposition" means (i) a disposition (whether by merger, consolidation, stock sale, asset sale, joint venture, license arrangement or otherwise) of all or part of the stock (or other securities), assets or business of a non-Loan Party consummated at a time when there is no Default or Event of Default existing under this Agreement, and (ii) a disposition (whether by merger, consolidation, stock sale, asset sale, joint venture, license arrangement or otherwise) of all or part of the capital stock (or other securities), assets or business of a Loan Party, provided that the Borrowers provide the Agent with written evidence satisfactory to the Agent in its Permitted Discretion that, after giving effect to such disposition, the Borrowers shall, on a pro-forma basis, (y) have Liquidity immediately after consummation of such disposition of at least $10,000,000, of which no more than $5,000,000 will be in the form of Qualified Cash Equivalents, and (z) maintain compliance with all representations, warranties and covenants set forth in this Agreement including all financial covenants for the twelve (12) month period following consummation of such disposition, the information submitted pursuant to this clause (ii) to include financial statements and covenant compliance calculations satisfactory to the Agent in its Permitted Discretion, and provided, further, that in no event will the Borrowers dispose of Loan Parties under this clause (ii) having aggregate trailing twelve (12) month Eligible Recurring Maintenance Revenues (measured in each case for the period of twelve
(12)
consecutive months ended most recently prior to the relevant disposition) in excess of $30,000,000 during the term of this Agreement.

         "Specified Entities" means collectively, US Partnership, US LLC and NSULC.

         "Stock" means all shares, options, warrants, equity interests, equity participations, or other equity equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange
Act).

         "Stock Pledge Agreements" means the stock or other ownership interest pledge agreements, security deposit agreements or share charges, as the case may be under applicable law, substantially in the forms of (a) with respect to any US issuer, Exhibit 3.1(c)(ii)(1) hereto (the "US Stock Pledge Agreement"), (b) with respect to any Canadian issuer (other than NSULC), Exhibit 3.1(c)(ii)(2) hereto, (c) with respect to NSULC as issuer, Exhibit 3.1(c)(ii)(3) hereto, (d) with respect to any UK issuer, Exhibit 3.1(c)(ii)(4) hereto, (e) and with respect to Geac Hungary as an issuer, Exhibit 3.1(c)(ii)(5) (the "Hungarian Stock Pledge Agreement"), each executed and delivered by each Loan Party that owns Stock or any other ownership interest of a Subsidiary of GCCL that is a Loan Party.

         "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

         "Swing Lender" means Foothill or any other Lender that, at the request of an Administrative Borrower and with the consent of Agent (not to be unreasonably withheld) agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

         "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

         "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

         "Trademark Security Agreements" means the trademark security agreements executed and delivered by certain of the Borrowers and Canadian Guarantors and Agent (a) with respect to United States trademarks, substantially in the form of
Exhibit 3.1(c)(v)(1) hereto (the "US Trademark Security Agreement") and (b) with respect to Canadian trademarks, each in the form of Exhibit 3.1(c)(v)(2) hereto (the "Canadian Trademark Security Agreement").

         "UK Guarantors" has the meaning set forth in the preamble to this Agreement.

         "UK Law" means, as the context may require, the law of England or Wales.

         "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

         "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

         "Unused Line Fee" has the meaning set forth in Section 2.11(a).

         "US Borrowing Base Companies" means collectively (i) GCI, Interealty, Remanco and GESI and (ii) with Agent's prior written consent upon Parent's request, Extensity and/or any other Borrower (other than GCCL and Geac Hungary).

         "US Copyright Security Agreement" has the meaning set forth in the definition of "Copyright Security Agreements".

         "US LLC Loans" has the meaning set forth in Section 7.1(h).

         "US Stock Pledge Agreement" has the meaning set forth in the definition of "Stock Pledge Agreements".

         "US Trademark Security Agreement" has the meaning set forth in the definition of "Trademark Security Agreements".

         "Voidable Transfer" has the meaning set forth in Section 17.7.

         "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

         "Withholding Taxes" has the meaning set forth in Section 16.11

         1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules, if any, thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3. Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth from time to time in the Code unless otherwise defined herein.

         1.4. Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof", "herein", "hereby", "hereunder", and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record.

         1.5. Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1.     Revolver Advances.

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean an amount equal to the result of:

                                    (1)      50.0% of the US Borrowing Base
                  Companies' Eligible Recurring Maintenance Revenue for the period of three (3) consecutive fiscal months ending most recently prior to such date of determination, multiplied by four,

                           minus

                                    (2)      the aggregate amount of
                  Availability Reserves, if any, established by Agent under
                  Section 2.1(b).

                  (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right, without declaring an Event of Default, to (i) reduce its Eligible Recurring Maintenance Revenue advance rate provided for in clause (a)(1) above in accordance with the "Gross Margin Reduction Formula" set forth below or (ii) to establish Availability Reserves against the Borrowing Base as provided in the definition of "Permitted Tax Liens".

                  As used herein, (i) the term "Gross Margin" means (A) GESI's Gross Profit (defined as GESI's Eligible Recurring Maintenance Revenue minus "customer support expenses" attributable to GESI (excluding overhead), as reported on the Parent's consolidating internal profit and loss statement) divided by (B) GESI's Eligible Recurring Maintenance Revenue and (ii) the "Gross Margin Reduction Formula" means a reduction in the advance rate percentage set forth in Section 2.1(a)(1) above equal to the percentage (rounded to the nearest tenth of a percent) that the Gross Margin falls below 65.0%. For purposes of clarity, if the Gross

Margin were 60.5% (4.5% below 65.0%), then the advance rate in Section 2.1(a)(1) above would be reduced to 45.5%.

                  (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances or issue or arrange the issuance of Letters of Credit hereunder to the extent such additional Advances or Letter of Credit Usage would cause the Revolver Usage to exceed the lesser of the Maximum Revolver Amount and the Borrowing Base.

                  (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2. Eligible Recurring Maintenance Revenue Adjustments. If the calculation of the Borrowing Base in the Borrowing Base Certificates delivered to Agent for the months of April and May of any year is no longer correct as the result of adjustments made in connection with the preparation of Parent's audited financial statements for the fiscal year ended such April, within 5 Business Days of delivering such financial statements, the Administrative Borrower shall deliver revised Borrowing Base Certificates for such months of April and May.

         2.3.     Borrowing Procedures and Settlements.

                  (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent, which notice must be received by Agent no later than 11:00 a.m. (Boston, Massachusetts time) on the Business Day (or, in the case of LIBO Rate Loans, three (3) Business Days prior to the date) that is the requested Funding Date, in the case of a request for an Advance specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for a Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 11:00 a.m. (Boston, Massachusetts time) on the Business Day that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) Swing Line Election. If a requested Borrowing is for an Advance that is to be a Base Rate Loan, the Administrative Borrower may request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing. If the Administrative Borrower does not make such a request or does not meet the requirements of Section 2.3(d) with respect to such a request, the terms of Section 2.3(c) shall apply to such requested Borrowing.

                  (c)      Making of Advances.

                           (i) In the event that the terms of this Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to
         Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (Boston, Massachusetts time) on the Business Day (or, in the case of LIBO Rate Loans, three Business Days prior to the date) that is the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 3:00 p.m. (Boston, Massachusetts time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to the Administrative Borrower by no later than 3:00 p.m. (Boston, Massachusetts time) on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Administrative Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                           (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify the Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                           (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by the Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and the Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                  (d)      Making of Swing Loans.

                           (i) If, with the consent of Swing Lender, as a Lender, the Administrative Borrower shall elect to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in
         Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrowers by no later than 3:00 p.m. (Boston, Massachusetts time) on the Funding Date applicable thereto by transferring immediately available funds to Administrative

         Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and, subject to clause (f) below regarding settlement, all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                           (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                  (e)      Agent Advances.

                           (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and, subject to clause
         (f) below regarding settlement, all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

                           (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                  (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (i)      Agent shall request settlement
         ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received from Borrowers, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 5:00 p.m. (Boston, Massachusetts time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 3:00 p.m. (Boston, Massachusetts time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 3:00 p.m. (Boston, Massachusetts time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's or Agent's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                           (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                           (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received from Borrowers since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable (it being understood that the foregoing shall not increase or alter the Borrowers' obligations under the provisions of this Agreement in respect of the payment of interest.).

                  (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest or demonstrable error, of the accuracy of the information contained therein.

                  (h) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                  (i) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances (including a Swing Loan), the sum of then extant amount of outstanding Advances, plus the then extant amount of the Letter of Credit Usage does not exceed the Borrowing Base by more than $5,000,000, (ii) after giving effect to such Advances (including a Swing Loan) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and

(iii) at the time of the making of any such Advance (including any Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions, in no way obligate the Agent or the Lenders to make any such optional Overadvances to the Borrowers, are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                           (x) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers and intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                           (y) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

         2.4.     Payments.

                  (a)      Payments by Borrowers.

                           (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (Boston, Massachusetts time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (Boston, Massachusetts time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                           (ii) Unless Agent receives notice from the Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (b)      Apportionment and Application of Payments.

                           (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees or other specific Obligations), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                                    (A)      first, to pay any Lender Group
                  Expenses then due to Agent under the Loan Documents, until paid in full,

                                    (B)      second, to pay any Lender Group
                  Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                                    (C)      third, to pay any fees then due to
                  Agent (for its separate account, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

                                    (D)      fourth, to pay any fees then due to
                  any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                                    (E)      fifth, to pay interest due in
                  respect of all Agent Advances, until paid in full,

                                    (F)      sixth, ratably to pay interest due
                  in respect of the Advances (other than Agent Advances) and the Swing Loans, until paid in full,

                                    (G)      seventh, to pay the principal of
                  all Agent Advances until paid in full,

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

                                    (H)      eighth, to pay the principal of all
                  Swing Loans until paid in full,

                                    (I)      ninth, so long as no Event of
                  Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                                    (J)      tenth, if an Event of Default has
                  occurred and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 102% of the then extant Letter of Credit Usage until paid in full,

                                    (K)      eleventh, if the Agent has
                  accelerated and made demand for repayment of the Obligations, to pay any other Obligations until paid in full, and

                                    (L)      twelfth, to Borrowers (to be wired
                  to the Designated Account) or such other Person entitled thereto under applicable law.

                           (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3.

                           (iii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                           (iv) Without limiting in any way the joint and several liability of Borrowers and the Guarantors hereunder, notwithstanding any provision in this Agreement or the other Loan Documents to the contrary, (x) any amounts received by the Lender Group from a Controlled Account of any Borrower (other than GCCL) or US LLC, whether upon the exercise of control as contemplated by Section 2.7, the exercise of the Lender Group's rights and remedies under the Loan Documents upon an Event of Default or otherwise, shall first reduce the Obligations of such Person and (y) any amounts received by the Lender Group from a Controlled Account of any Canadian Guarantor, NSULC or GCCL, whether upon the exercise of control as contemplated by Section 2.7, the exercise of the Lender Group's rights and remedies under the Loan Documents under an Event of Default or otherwise, shall first reduce the Obligations of such Person. Each Loan Party by execution of this Agreement agrees that such Loan Party is and shall be jointly and severally liable for the full amount of the Obligations as provided in
         Section 2.15 and in the Guaranty.

                           (v) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents in respect of the relevant Obligations according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

         2.5. Overadvances. If, at any time or for any reason, the amount of the outstanding Advances, Revolver Usage or Letter of Credit Usage owed by Borrowers to the Lender Group is greater than either the Dollar or percentage limitations applicable thereto set forth in Sections 2.1 or 2.12 (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce such Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6. Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

                  (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof as provided in Sections 2.6(d) and (g) shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is an Advance that is a LIBO Rate Loan, at a per annum rate equal to the LIBO Rate plus the LIBO Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

                  (b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (the "Letter of Credit Fee") (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                  (c) Default Rate. At the election of Agent or the Required Lenders, upon the occurrence and during the continuation of an Event of
Default:

                           (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two percent (2%) above the per annum rate otherwise applicable hereunder, and

                           (ii) the Letter of Credit fee provided for above shall be increased by two percent (2%) above the per annum rate otherwise applicable hereunder.

                  (d) Payment. Except as otherwise expressly provided in this Agreement and the Fee Letter and subject to the provisions of Section 2.6(g), interest, the Letter of Credit Fee, and all other fees payable hereunder shall be due and payable, in arrears, on the first Business Day of each month at any time that relevant Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Group Expenses, the charges, commissions, fees, and costs provided for in Section 2.12(e), the fees and costs provided for in Section 2.11, and all other payments, in each of the foregoing cases as and when due and payable under any Loan Document (including as provided in Section 2.6(g)) to the Loan Account, which amounts thereafter (unless otherwise paid by Borrowers) shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                  (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. For the purposes of disclosure pursuant to the Interest Act Canada, the annual rates of interest or fees to which the rates of interest or fees provided in any of the Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by such other period of time.

                  (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  (g) Special Provisions Concerning Certain Payments. Notwithstanding anything to the contrary in this Agreement, and so long as no Cash Management Activation Event has occurred and is continuing,

                           (i) within 5 Business Days following Agent's delivery to the Administrative Borrower of each monthly Loan Account statement described in Section 2.10, Borrowers shall pay to Agent (A) the Unused Line Fee then due and owing as set forth in such monthly statement, (B) the accrued and unpaid interest then due and owing as set forth in such monthly statement, and (C) all of the audit and valuation fees and expenses described in Section 2.11(c)(i) then due and owing as set forth in such monthly statement;

                           (ii) within 5 Business Days following Agent's delivery to the Administrative Borrower of each monthly spreadsheet setting forth in reasonable detail a calculation of the float charge amounts owing to Agent under Section
         2.8 (which spreadsheet Agent shall deliver within 7 Business Days of its receipt of all of Borrowers' bank statements required to be delivered hereunder for the relevant month), Borrowers shall pay to Agent all of the float charges then owing and as set forth in such monthly spreadsheet;

                           (iii) within 5 Business Days following Agent's delivery to the Administrative Borrower of the monthly statement setting forth in reasonable detail (A) the Lender Group Expenses in respect of Underlying Letters of Credit described in Section 2.12(e),
         (B) amounts owing under Section 2.12(f), and (C) the Letter of Credit Fee (which monthly statement Agent shall deliver between the 15th and 20th day of each month), Borrowers shall pay to Agent all amounts then owing in respect of the items described in the foregoing clauses (A),
         (B) and (C) and as set forth in such monthly statement;

                           (iv) within 5 Business Days following Agent's delivery to the Administrative Borrower of any invoice from a third party for fees, charges or expenses constituting Lender Group Expenses (including Lender Group Expenses incurred under Section 2.11(c)(ii)) incurred by Agent in connection with the Lender Group's transactions with the Loan Parties, Borrowers shall pay to Agent the entire amount then owing and set forth on such invoice; and

                           (v) within 5 Business Days of Agent's delivery to the Administrative Borrower of any statement setting forth in reasonable detail amounts owing by Borrowers to the Lender Group in respect of an indemnification obligation under this Agreement, Borrowers shall pay to Agent all amounts then owing in respect of such indemnification obligation and as set forth in such statement.

If Borrowers do not pay any of the above amounts within the applicable period set forth above, Agent shall charge any such unpaid amounts to the Loan Account as provided in Section 2.6(d). The provisions of this Section 2.6(g) shall not apply to Lender Group Expenses (including legal fees) set forth on the Disbursement Letter and required to be paid by Borrowers on the Closing Date as provided by Section 3.1(v).

         2.7.     Controlled Accounts.

                  (a) Except as otherwise provided in Section 7.17 with respect to Securities Accounts, (i) Borrowers (other than Geac Hungary) and Canadian Guarantors (to the extent Borrowers or Canada Guarantors maintain any DDA(s) or Securities Account(s)) shall establish and maintain (A) Controlled Accounts at one or more of the banks set forth on Schedule 2.7, as amended from time to time pursuant to Section 2.7(c) below (each a "Controlled Account Bank") and (B) Control Agreements with the Controlled Account Banks with respect to the Controlled Accounts, and (ii) except with respect to the CIBC Special Accounts, during the term of this Agreement, Borrowers (other than Geac Hungary) and Canadian Guarantors shall promptly deposit all cash and Cash Equivalents, checks and other items of payment held or received by the Borrowers (other than Geac Hungary) and Canadian Guarantors into one of the Controlled Accounts.

                  (b) Subject to Section 2.7(c) with respect to the Designated Account Control Agreement, each such Control Agreement shall provide, among other things, that (i) upon notice from Agent to the relevant Controlled Account Bank that a Cash Management Activation Event has occurred (or words of similar import), the Controlled Account Bank will (x) comply with instructions of Agent directing the disposition of funds in the Controlled Accounts without further consent by Borrowers or Canadian Guarantors, and (y) terminate all sweep or zero balance arrangements, if any, in place at the time of receipt of such notice by the Controlled Account Bank as between the Controlled Accounts and any other bank account maintained by a Loan Party at such Controlled Account Bank,
(ii) the Controlled Account Bank has no rights of setoff or recoupment or any other claim against the applicable Controlled Account, other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment and other similar amounts, and (iii) with respect to Controlled Accounts that are DDAs, upon notice from Agent to the relevant Controlled Account Bank to the effect that a Cash Management Activation Event has occurred (or words of similar import), without further consent from Borrowers or Canadian Guarantors, the Controlled Account Bank immediately will forward, by daily sweep, all amounts in the applicable Controlled Account to the Agent's Account (or in the case of Controlled Accounts maintained by Parent and GCL at CIBC (or a replacement Controlled Account Bank as permitted by this Section 2.7), to account number 350119021518 maintained at BofA or such other Controlled Account of GCI as Parent shall notify to Agent) for application to the Obligations in accordance with Section 2.4(b). The right of the Agent under the foregoing clauses (i) and
(iii) above to issue instructions with respect to, and to sweep to the Agent's Account amounts on deposit in the Controlled Accounts, shall remain effective at all times during the pendency of a Cash Management Activation Event and (except with respect to the Designated Account) for a period of forty-five (45) days following that date on which the Cash Management Activation Event has been cured by the Borrowers (the period from the commencement of the Cash Management Activation Event to the end of such 45 day period, a "Cash Management Period"). On or before the first Business Day after the last day of a Cash Management Period, Agent shall (x) by written notice to each Controlled Account Bank (other than to BofA with respect to the BofA Controlled DDAs and the Designated Account if BofA is the Designated Account Bank) effective as of such Business Day, withdraw the notice described in the foregoing clauses (i) and (iii) and return control of all Controlled Accounts (other than the BofA Controlled DDAs and the Designated Account if BofA is the Designated Account Bank) to the applicable Borrowers and Canadian Guarantors (subject to Agent's right to exercise such control upon any future Cash Management Activation Event in accordance with the Control Agreements and this Section 2.7) and (y) by written notice to BofA effective as of such Business Day, instruct BofA to forward (on a daily basis) all amounts in the BofA Controlled DDAs to the Designated Account or such other Controlled Account of any Borrower(s) or Canadian Guarantor(s) as Parent shall notify to Agent. Notwithstanding any other use of the term "control" above or in clause (c) below, at all times, Agent shall have "control" of each Controlled Account within the meaning of Section 9-104 of the Code.

                  (c) Unless an Event of Default shall have occurred and be continuing, Agent shall not deliver to the Designated Account Bank under the Designated Account Control Agreement any notice described in clauses (b)(i) and
(b)(iii) of this Section 2.7. If Agent has delivered the foregoing notice(s) to the Designated Account Bank, upon Borrowers' curing of the applicable Event(s) of Default, (i) for so long as the Designated Account Bank is BofA, Agent shall immediately send a notice to BofA to cause the then effective Designated Account Control Agreement to be terminated and shall issue all instructions and take all other actions to give the Administrative Borrower immediate control over all funds in such account until the then effective Designated Account Control Agreement is terminated and (ii) if the Designated Account Bank is a bank other than BofA, Agent shall issue all instructions and take all other actions to give the Administrative Borrower immediate control over all funds in the Designated Account; in each case subject to Agent's right to exercise such control upon any future Event of Default in accordance with the Designated Account Control Agreement and this Section 2.7(c). Notwithstanding the foregoing, it shall be a condition to any such termination of the then effective Designated Account Control Agreement that the Agent and the Administrative Borrower shall have entered into a Control Agreement consistent with this
Section 2.7 with such Designated Account Bank as the Administrative Borrower may select in accordance with Section 2.9. In the event that the Agent funds Advances into the Designated Account during the existence of an Event of Default and after having given the Designated Account Bank the notice described in clause (b)(i) of this Section 2.7 (but not the notice described in clause
(b)(iii) of this Section 2.7), Agent shall (without limiting its rights and remedies under the Loan Documents) use its commercially reasonable efforts to direct the funds in the Designated Account in accordance with the instructions of the Administrative Borrower.

                  (d) Before the occurrence of a Cash Management Activation Event and at any other time that amounts in the Controlled Accounts are not being swept (whether directly or indirectly) into the Agent's Account, the Loan Parties shall cause all available funds in all Disbursement Accounts (except for the CIBC Disbursement Accounts) to be swept (or "zero-balanced") daily into a Controlled Account.

                  (e) At no time shall Borrowers permit the balance of any DDA designated as an "Imprest Account" on Schedule 2.7 exceed $5,000.

                  (f) So long as no Default or Event of Default has occurred and is continuing, Parent may amend Schedule 2.7 or Schedule 5.18 to add, replace or eliminate a Controlled Account Bank, Controlled Account, Securities Account or Disbursement Account, provided, however, that (i) any prospective Controlled Account Bank shall be reasonably satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Controlled Account with the prospective Controlled Account Bank, which consent shall not be unreasonably withheld, and (ii) prior to the time of the opening of any such Controlled Account, Borrowers and such prospective Controlled Account Bank shall have executed and delivered to Agent a Control Agreement, on terms consistent with this Section 2.7, with respect to such Controlled Account. For avoidance of doubt, Agent and the Lenders acknowledge and agree that the Controlled Account Banks listed on Schedule 2.7 as of the Closing Date, and the Control Agreements entered into as of the Closing Date with such Controlled Account Banks and listed in Section 3.1(c)(vi) and the Controlled Accounts and Disbursement Accounts listed on Schedule 5.18 as of the Closing Date, are each satisfactory to Agent.

                  (g) All Collateral held in the Controlled Accounts shall secure payment of the Obligations and Borrowers and Guarantors hereby grant to Agent a Lien on each Controlled Account and all cash, checks and similar items of payment, and other property therein.

                  (h) If the average aggregate monthly amount of payments from Persons other than Parent and its Subsidiaries deposited into the CIBC Special Accounts over the most recently ended three consecutive calendar month period is greater than $250,000, Parent and GCL shall deliver to Agent a Control Agreement with respect to such accounts in such form as is satisfactory to Agent in its Permitted Discretion.

         2.8. Crediting Payments; Float Charge. The receipt of any payment item by Agent (whether from transfers to Agent by the Controlled Account Banks pursuant to the Control Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 2:00 p.m. (Boston, Massachusetts time). If any payment item is received into the Agent's Account on a non-Business Day or after 2:00 p.m. (Boston, Massachusetts time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge for 1 Business Day of `clearance' or `float' at the rate applicable to Base Rate Loans under Section 2.6 on all Collections (other than (x) tax refunds and insurance proceeds, and (y) payments received from Parent or any of its Subsidiaries, such tax refunds, insurance proceeds and payments received from Parent or any of its Subsidiaries to be identified as such by Administrative Borrower) that are received by the US Borrowing Base Companies, regardless of whether forwarded by the Controlled Account Banks to Agent. This across-the-board 1 Business Day clearance or float charge on all such Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of this transaction and shall apply irrespective of whether or not there are outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agent.

         2.9. Designated Account. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.12(a). The Administrative Borrower agrees to establish and maintain the applicable Designated Account with the applicable Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. So long as no Default or Event of Default has occurred and is continuing, the Administrative Borrower may add or replace the Designated Account Bank or the Designated Account on 15 days prior written notice to Agent; provided, however, that (i) such prospective Designated Account Bank shall be reasonably satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Designated Account with the prospective Designated Account Bank, and (ii) prior to the time of the opening of such new Designated Account, Administrative Borrower, Agent and the prospective Designated Account Bank shall have executed and delivered to Agent a Control Agreement with respect to the Designated Account on terms consistent with Section 2.7. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, or Swing Loan requested by either the Borrowers or the Administrative Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

         2.10. Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged, in accordance with Section 2.6, with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, with the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses in each case to the extent paid (in accordance with Section 2.6) by or on behalf of the Borrowers with proceeds of Advances. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Controlled Account Bank. Agent shall render to the Administrative Borrower monthly statements delivered on the first Business Day of each month for the immediately preceding month regarding the Loan Account, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed (absent manifest or demonstrable error) to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by the Administrative Borrower, the Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.11. Fees. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned by Agent among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                  (a) Unused Line Fee. Subject to the provisions of Section 2.6(g), on the first Business Day of each month during the term of this Agreement, an unused line fee (the "Unused Line Fee") in an amount equal to 0.50% per annum times the result of (a) the Maximum Revolver Amount (as it may be reduced from time to time in accordance with Section 3.6), less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

                  (b) Fee Letter. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Agent the fees set forth in the Fee Letter, and

                  (c) Audit, Appraisal, and Valuation Charges. Subject to the provisions of Section 4.8 for the separate account of Agent, audit, appraisal, and valuation fees and charges as follows: (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses, for each financial audit of a Loan Party performed by personnel employed by Agent, and (ii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Loan Parties, to appraise the Collateral, or any portion thereof, or to assess a Loan Party's business valuation.

         2.12.    Letters of Credit.

                  (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), the Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Administrative Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                           (i) the Letter of Credit Usage would exceed $5,000,000, or

                           (ii) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances, or

                           (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

         Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. Issuing Lender or Agent shall promptly notify Administrative Borrower of any drawing under a Letter of Credit. If the Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers shall upon demand reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that

Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

                  (b) Promptly following receipt of a notice of an L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                  (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and reasonable interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Underlying Issuer, Issuing Lender or any other member of the Lender Group.

                  (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                  (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender. The issuance charge imposed by the Underlying Issuer will be 0.825% per annum times the face amount of each Underlying Letter of Credit. The Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals. All other charges, commissions, fees and costs charged by the Underlying Issuer will be paid by the Borrowers at the rates from time to time in effect and generally charged to the Underlying Issuer's customers.

                  (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto), in the cases of the foregoing clauses (i) and (ii), occurring on or after the date which is one hundred eighty (180) days prior to the Closing Date:

                           (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                           (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period (not to exceed ninety (90) days) after the Agent has actual knowledge that the additional cost has been incurred or the amount received is reduced, notify the Administrative Borrower, and Borrowers shall pay such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13.    LIBOR Option.

                  (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBO Rate. Interest on LIBO Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless the Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBO Rate Loan automatically shall convert to (and remain outstanding as an Advance with interest thereon payable at) the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBO Rate and Agent shall have the right to convert the interest rate on all outstanding LIBO Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                  (b)      LIBOR Election.

                           (i) The Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 2:00 p.m. (Boston, Massachusetts time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of the Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (Boston, Massachusetts time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

                           (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBO Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense (exclusive of any loss of LIBO Rate Margin) incurred by Agent (other than those arising by reason of illegality or unavailability) or any Lender as a result of (a) the payment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest (exclusive of LIBO Rate Margin) that would have accrued on the principal amount of such LIBO Rate Loan had such event not occurred, at the LIBO Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, for Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest or demonstrable error.

                           (iii) Borrowers shall have not more than seven (7) LIBO Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBO Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) Prepayments. Borrowers may prepay LIBO Rate Loans at any time; provided, however, that in the event that LIBO Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                  (d)      Special Provisions Applicable to LIBO Rate.

                           (i) The LIBO Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in laws relating to corporate income, capital, franchise or "doing business" taxes) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBO Rate. In any such event, the affected Lender shall give the Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to the Administrative Borrower a statement setting forth the basis for adjusting such LIBO Rate and the method for determining the amount of such adjustment, or (z) repay the LIBO Rate Loans with respect to which such adjustment is made (together with any amounts due under clause
         (b)(ii) above).

                           (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of

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         any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBO Rate Loans with any particular Interest Period or to continue such funding or maintaining, or to determine or charge interest rates at the LIBO Rate for LIBO Rate Loans with such Interest Period, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBO Rate Loans with such Interest Period of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBO Rate Loans, and interest upon such LIBO Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option for LIBO Rate Loans with such Interest Period until such Lender determines that it would no longer be unlawful or impractical to do so.

                  (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBO Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBO Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBO Rate Loans.

         2.14. Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), in the cases of the foregoing clauses (i) and (ii) occurring, effective or adopted on or after the date which is one hundred eighty (180) days prior to the Closing Date, will have the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify the Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined (Agent to notify Administrative Borrower within ninety (90) days of making such determination), payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest or demonstrable error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

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

         2.15.    Joint and Several Liability of Borrowers.

                  (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                  (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers, enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or

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

to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

                  (f) Each Person composing Borrowers represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                  (g) The provisions of this Section 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this
Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

                  (h) Each of the Persons composing Borrowers hereby agrees that, if an Event of Default shall have occurred and be continuing, it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations (other than continuing indemnity or similar obligations) have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made by such Borrower to any other Borrower therefor.

                  (i) Each of the Persons composing Loan Parties hereby agrees that, after the occurrence and during the continuance of any Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Loan Party is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender Group, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with
Section 2.4(b).

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1. Conditions Precedent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

                  (a) the Closing Date shall occur on or before September 16, 2003;

                  (b) Agent shall have filed all financing statements required by Agent, duly executed by the applicable Borrowers, and Agent shall have received confirmation (satisfactory to Agent in its Permitted Discretion) of the filing of all such financing statements;

                  (c) Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                           (i)      the Canadian Security Agreement,

                           (ii) the Stock Pledge Agreements (other than the Hungarian Stock Pledge Agreement), together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                           (iii)    the Copyright Security Agreements,

                           (iv)     the Patent Security Agreement,

                           (v)      the Trademark Security Agreements,

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

                           (vi) the Control Agreements substantially in the form of Exhibits 3.1(c)(vi)(1), (2), (3), (4), (5), (6) and (7),
         respectively, with respect to accounts maintained with the following banks: (1) M and T; (2) SunTrust Bank; (3) CIBC; (4) BofA (other than with respect to the Designated Account); (5) Designated Account Bank;
         (6) Banc of America Securities LLC; and (7) Bank of America, N.A. (Pledging Unit),

                           (vii) the Intercompany Subordination Agreement to be signed by all Loan Parties,

                           (viii)   the Fee Letter,

                           (ix)     the Disbursement Letter, and

                           (x) the Perfection Certificate of each Loan Party other than the UK Guarantors and Geac Hungary;

                  (d) Agent shall have received Collateral Access Agreements substantially in the forms of Exhibits 3.1(d)(1), (2), (3) and (4), respectively, with respect to (i) 66 Perimeter Center East, Atlanta, Georgia,
(ii) 120 Turnpike Road, Southborough, MA, (iii) 1951 Kidwell Drive, Vienna, Virginia and (iv) 11 Allstate Parkway, Markham, Ontario;

                  (e) Agent shall have received a Closing Date Compliance Certificate dated as of the Closing Date;

                  (f) Agent shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing officers of such Borrower or GCCL to execute the same;

                  (g) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                  (h) Agent shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing as a corporation or other applicable organization in such jurisdiction (or the equivalent thereof under applicable law, if issued in such jurisdiction);

                  (i) Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdiction of each such Borrower's chief executive office or principal place of business (if different than the jurisdiction of organization of such Borrower), which certificates shall indicate that such Borrower is in good standing as a corporation or other applicable organization in such jurisdictions;

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

                  (j) Agent shall have received a certificate from the Secretary of each Guarantor or other Loan Party attesting to the resolutions of such Guarantor's or other Loan Party's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor or other Loan Party is a party and authorizing officers of such Guarantor or other Loan Party to execute the same;

                  (k) Agent shall have received copies of each Guarantor's and other Loan Party's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor or other Loan Party;

                  (l) Agent shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall attest to such Guarantor's corporate or other applicable organizational existence and to the extent such jurisdiction certifies as to good standing, such Guarantor's good standing as a corporation or other applicable organization in such jurisdiction;

                  (m) Agent shall have received certificates of status with respect to each Canadian Guarantor and Other Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall attest, in the case of each Canadian Guarantor and NSULC, to such Person's registration as a corporation or other applicable organization in such jurisdiction, and, in the case of US LLC, its good standing as a limited liability company in such jurisdiction;

                  (n) Agent shall have received the certificate(s) of insurance, together with a form of lender's loss payee endorsement (and the accompanying correspondence thereto previously provided to Agent) with respect to property coverage, as are required by Section 6.8;

                  (o) Agent shall have received opinions of the Loan Parties' US (including appropriate local counsel opinions from the states of Georgia, Missouri and Colorado), Canadian (other than Nova Scotia), Nova Scotia and Hungarian counsel, and Agent's UK counsel, in the forms of Exhibits 3.1(o)(1), (2), (3), (4), (5), (6), (7), (8), respectively;

                  (p) Agent shall have received the Hungarian Stock Pledge Agreement duly executed by each of Geac Hungary, 2019856 and GCL;

                  (q) Borrowers shall have Liquidity of not less than $10,000,000 after giving effect to the initial extensions of credit hereunder, of which not more than $5,000,000 may be in the form of Qualified Cash Equivalents;

                  (r) Agent shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Loan Parties' books and records and verification of Loan Parties' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent;

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

                  (s) Agent shall have received completed reference checks with respect to Loan Parties' senior management, the results of which are satisfactory to Agent in its sole discretion;

                  (t) Agent shall have received an appraisal of certain Borrowers' Eligible Recurring Maintenance Revenue, the results of which shall be satisfactory to Agent, in its sole discretion;

                  (u)      Agent shall have received the initial Business Plan;

                  (v) Borrowers shall have paid all Lender Group Expenses incurred through the Closing Date in connection with the transactions evidenced by this Agreement;

                  (w) Agent shall have received copies of the executed written consents (to the extent required under the underlying contracts) of (i) IBM United Kingdom Financial Services Limited to GES's entering into and performing under this Agreement and (ii) Bank of Scotland to GCS's entering into and performing under this Agreement, each in form and substance reasonably satisfactory to Agent.

                  (x) Agent shall have received the executed written consent of GCCL and GCL to US Partnership's entering into and performing under the Loan Agreement, in form and substance reasonably satisfactory to Agent.

                  (y) Agent shall have received evidence satisfactory in Agent's Permitted Discretion that Borrowers have received all consents, licenses, approvals or evidence of other actions required by any Person, including any Governmental Authority, in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

                  (z) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

         3.2. Conditions Subsequent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                  (a)      Reserved.

         3.3. Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advance (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), provided that the representations set forth in Section 5.12 shall be true in all respects;

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent, any Lender, or any of their Affiliates; and

                  (d) no Material Adverse Change shall have occurred since April 30, 2003.

Notwithstanding the foregoing, Borrowers shall not be deemed to have made the representations and warranties contained in this Agreement or the other Loan Documents upon Agent's charging any amounts to the Loan Account as Advances pursuant to Section 2.6(d); provided, that if Borrowers fail to pay to Agent when due amounts owing under Section 2.6(g) and Agent charges Borrowers' Loan Account in accordance with Section 2.6(g), Borrowers shall be deemed to have made the representations and warranties contained in this Agreement and the other Loan Documents as contemplated by clause (a) above upon Agent's charging such amounts to the Loan Account as Advances.

         3.4. Term. This Agreement shall become effective upon the execution and delivery hereof by the Loan Parties, Agent, and the Lenders and, subject to
Section 9, shall continue in full force and effect for a term ending on September 9, 2006 (the "Maturity Date").

         3.5. Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 102% of the then extant Letter of Credit Usage (such cash collateral, together with any other cash collateral for Letters of Credit from time to time delivered to Agent by Borrowers to Agent under this Agreement, to be maintained by Agent in an interest-bearing account), or (ii) causing the original Letters of Credit to be returned to the Issuing Lender). No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Agent's Liens shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations (other than indemnity or similar obligations that by their terms survive any termination of this Agreement) have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, promptly execute and deliver any UCC termination statements, lien releases, releases of intellectual property security interests, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

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

         3.6. Early Termination or Reduction in Maximum Revolver Amount by Borrowers. Borrowers have the option, at any time upon at least 30 days prior written notice by the Administrative Borrower to Agent, to (x) terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, on the date set forth as the date of termination of this Agreement in such notice, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 102% of the then extant Letter of Credit Usage (such cash collateral, together with any other cash collateral for Letters of Credit from time to time delivered to Agent by Borrowers under this Agreement to be maintained by Agent in an interest bearing account), or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium (to be allocated by Agent based upon letter agreements between Agent and individual Lenders, and without duplication of any Applicable Prepayment Premium paid in respect of any prior reduction pursuant to clause (y) below) or (y) permanently reduce the Maximum Revolver Amount in $1,000,000 increments to a Maximum Revolver Amount of not less than $15,000,000, by paying to the Agent, for the benefit of the Lender Group, in cash, the Applicable Prepayment Premium on the reduced portion of the Maximum Revolver Amount so reduced (to be allocated by the Agent based upon letter agreements between Agent and individual Lenders), and without duplication of any Applicable Prepayment Premium paid in respect of any prior reduction pursuant to this clause (y). In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default (other than financial covenant default), (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination. Notwithstanding the foregoing, the Applicable Prepayment Premium will not be charged to the Borrower in connection with a voluntary repayment (i.e., not a repayment from proceeds realized by the Agent upon exercise of its remedies hereunder) or a refinancing of the Obligations by Borrowers during the pendency of a financial covenant default under Section 7.18.

3A.      GUARANTY PROVISIONS

         3A.1.    Guaranty. The Guarantors hereby jointly and severally,
absolutely, unconditionally and irrevocably:

                  (a) guarantee the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrowers now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Loan Agreement after the occurrence of any Default set forth in the Loan Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under

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bankruptcy, insolvency or similar laws), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 USC. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 USC ss.502(b) and ss.506(b) or under similar provisions of applicable bankruptcy or insolvency laws of other relevant jurisdictions); and

                  (b) indemnify and hold harmless the Agent and each member of the Lender Group and any other holder of Obligations for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Agent in enforcing any rights under this guaranty (the "Guaranty");

provided, however, each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to each Guarantor, voidable under applicable law relating to bankruptcy, insolvency or creditors' rights generally, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each of the Guarantors specifically agrees that it shall not be necessary or required that the Agent exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of any of the Guarantors hereunder.

         3A.2.    Reinstatement, etc. The Guarantors hereby agree that this
Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by the Agent, including upon the occurrence of any Default or Event of Default or otherwise, all as though such payment had not been made.

         3A.3.    Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Final Payment Date. The Guarantors guarantee that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent with respect thereto. The liability of the Guarantors under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of any other Loan Document;

                  (b)      the failure of the Agent:

                           (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise; or

                           (ii) to exercise any right or remedy against any other guarantor (including any of the Guarantors) of any Obligations;

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

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

                  (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantors hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, any Obligations or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

                  (f) any addition, exchange or release of any collateral or of the Guarantors of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by the Agent securing any of the Obligations; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any loan party, any surety or any guarantor.

         3A.4.    Setoff. The Guarantors hereby irrevocably authorize the
Lenders, without the requirement that any notice be given to any of the Guarantors (such notice being expressly waived by the Guarantors), upon the occurrence and during the continuance of any Event of Default, to set-off and appropriate and apply to the payment of the Obligations (whether or not then due, and whether or not the Agent has made any demand for payment of the Obligations), any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final), accounts or money of the Guarantors then or thereafter maintained with the Agent and apply the same as set forth herein. The Agent agrees to notify the Guarantors after any such setoff and application made by the Agent; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Agent under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Agent may have.

         3A.5.    Waiver, etc. The Guarantors hereby waive promptness,
diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any loan party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

         3A.6.    Postponement of Subrogation, etc. The Guarantors agree that, if an Event of Default shall have occurred and be continuing, they will not exercise any rights which they may acquire by way of rights of subrogation under any Loan Document to which any of them are a party, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise,

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until following the date on which the Obligations (other than continuing indemnity and similar obligations which by their terms survive termination of this Agreement) shall have been finally indefeasibly and fully paid and performed and the Commitments shall have been terminated (the "Final Payment Date"). Any amount paid to any Guarantor on account of any such subrogation rights prior to the Final Payment Date shall be held in trust for the benefit of the Agent and shall immediately be paid and turned over to the Agent in the exact form received by such Guarantor (duly endorsed in favor of the Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured. In furtherance of the foregoing, at all times prior to the Final Payment Date, the Guarantors shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to the Agent.

4.       CREATION OF SECURITY INTEREST.

         4.1.     Grant of Security Interest.

                  (a) Each Borrower (excluding GCCL and Geac Hungary from all uses of such term in this Section 4) and the US LLC hereby assigns (except with respect to Collateral consisting of intellectual property), pledges, hypothecates, charges, delivers, transfers and grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each Borrower and the US LLC of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or the Borrowers or the US LLC. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, neither the Borrowers nor the US LLC have any authority, express or implied, to dispose of any item or portion of the Collateral.

                  (b) The Borrowers and the US LLC will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Loan, Guaranty and Security Agreement had not been executed. The exercise by the Agent or any member of the Lender Group of any rights hereunder will not release any of the Borrowers or the US LLC from any of their duties or obligations under any such contracts or agreements included in the Collateral. Neither the Agent nor any member of the Lender Group will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor will either the Agent or any member of the Lender Group be obligated to perform any of the obligations or duties of the Borrowers or the US LLC thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         4.2. Control of Collateral. Except with respect to the Disbursement Accounts, Securities Accounts as permitted in Section 7.17, and any amounts held in any thereof, if from time to time any Collateral, including any proceeds or supporting obligations, consists of property or rights in which the perfection or priority of Agent's security interest is dependent

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

upon or enhanced by Agent's gaining control of such Collateral, the applicable Borrower or US LLC shall promptly notify Agent and, at Agent's request, promptly deliver the appropriate Control Agreements (in each case consistent with the requirements of Section 2.7) or take such actions as may be reasonably necessary to give Agent control over such Collateral as provided in the Code.

         4.3. Negotiable Collateral. If from time to time any Collateral, including any proceeds, is evidenced by or consists of letters of credit, Instruments, Documents, Goods covered by Documents, Investment Property or Chattel Paper, and if perfection or priority of Agent's security interest in such Collateral is dependent on or enhanced by possession, the applicable Borrower or the US LLC, promptly upon the request of Agent, shall endorse and deliver physical possession of such Collateral to Agent.

         4.4. Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of any Borrower or the US LLC that the Accounts, Chattel Paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, Chattel Paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account as Lender Group Expenses as provided in Section 2.6(d). Each Borrower and the US LLC shall promptly deliver any Collections that it receives to Agent or a Controlled Account Bank in their original form as received by the applicable Borrower or the US LLC and, pending such delivery, shall hold such Collections in trust for the Lender Group, as the Lender Group's trustee.

         4.5. Delivery of Additional Documentation Required. At any time upon the request of Agent, the Borrowers and the US LLC shall execute and deliver to Agent, any and all financing statements (including, without limitation, any amendments thereto and any "in lieu" continuation statements), security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Agent may request in its Permitted Discretion, each in form and substance satisfactory to Agent, to perfect and continue perfected or to better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that, notwithstanding any provision of the Loan Documents to the contrary, neither the Borrowers and US LLC nor any other Loan Party shall be required to effect or execute, deliver or (if applicable) file (i) any bailee acknowledgements, (ii) any Collateral Access Agreements except as contemplated by Section 3.1(d) or Section 6.9, (iii) any intellectual property registrations, applications, security filings or documentation related thereto except as contemplated by the last sentence of this Section 4.5, or (iv) any Control Agreements with respect to the Disbursement Accounts Securities Accounts as permitted in Section 7.17. To the maximum extent permitted by applicable law, each Borrower and the US LLC authorizes Agent (in the event any Borrower or the US LLC fails to do so upon request of Agent referred to in the preceding sentence) to execute any such Additional Documents in the applicable Borrower's or the US LLC's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. Without limiting the foregoing, the Borrowers and the US LLC shall (a) give the Agent prompt written notice of any Commercial Tort Claim of the Borrowers or the US LLC not specifically identified herein and any Letter of Credit Right of any Borrower or the US LLC and the Borrowers and the US LLC shall grant to

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

the Agent, for the benefit of the Lender Group and any other holder of Obligations, a security interest in any such Commercial Tort Claim or Letter of Credit Right and the proceeds thereof, and (b) at the times and in the manner set forth in Sections 6.17 and 6.19 of this Agreement, (i) provide Agent with a report of new patent, copyright and trademark registrations and applications therefor by the Borrowers or the US LLC during the prior period, (ii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patent, copyright and trademark registrations and applications therefor as being subject to the security interests created thereunder, and (iii) execute and deliver to Agent at Agent's request supplemental Patent, Trademark or Copyright Security Agreements with respect to such patent, trademark or copyright registrations and applications therefor for filing with the appropriate filing offices in the United States and Canada.

         4.6. Power of Attorney. Each Borrower and the US LLC hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's and the US LLC's true and lawful attorney, with power to (a) if such Borrower or the US LLC refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower or the US LLC on any of the documents described in Section 4.4, (b) at any time after an Event of Default has occurred and is continuing, (i) sign such Borrower's or the US LLC's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (ii) send requests for verification of Accounts, (iii) endorse such Borrower's or US LLC's name on any Collection item that may come into the Lender Group's possession, (iv) make, settle, and adjust all claims under such Borrower's or the US LLC's policies of insurance and make all determinations and decisions with respect to such policies of insurance, (v) settle and adjust disputes and claims respecting the Accounts, Chattel Paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that in connection therewith Agent determines to be necessary, and (vi) cause copies of any Books in the possession of any Person (or if copies are not available, the originals of such Books) to be delivered to Agent. The appointment of Agent as each Borrower's and the US LLC's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations (other than continuing indemnity and similar obligations) have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.7. Control Agreements. No Control Agreement in respect of any Securities Accounts shall be modified by Borrowers or the US LLC without the prior written consent of Agent (not to be unreasonably withheld). Upon the occurrence and during the continuance of an Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account for application to the Obligations in accordance with Section 2.4(b).

         4.8. Right to Inspect; Inventories, Appraisals and Audits. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter, upon reasonable prior notice (except during the pendency of an Event of Default, during which no prior notice is required), and during normal business hours, to inspect the Books and to check, test, and appraise the Collateral in order to verify any Borrower's or the US LLC's

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

financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the generality of the foregoing:

                  (a) Agent may from time to time, upon reasonable prior notice (except during the pendency of an Event of Default, during which no prior notice is required), and during normal business hours, conduct commercial finance audits (in each event, at the Borrowers' expense) of Borrowers' or the US LLC's Books, provided that so long as no Event of Default has occurred and is continuing, the Borrowers shall not be obligated to pay the fees and expenses of more than four financial audits during any period of twelve (12) consecutive months.

                  (b) At Borrowers' expense, Agent may conduct, or cause to be conducted, upon reasonable prior notice (except during the pendency of an Event of Default, during which no prior notice is required), and during normal business hours, appraisals of the Borrowers' or the US LLC's business including the Eligible Recurring Maintenance Revenue component thereof, provided that so long as no Event of Default has occurred and is continuing, the Borrowers shall not be obligated to pay the fees and expenses of more than one such appraisal during any period of twelve (12) consecutive months.

         4.9.     Validity, etc.

                  (a) This Loan, Guaranty and Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations. The Borrowers and the US LLC have filed or caused to be filed all statements in the appropriate offices therefor and have taken all of the actions necessary to create perfected first-priority security interests in any Collateral in which a security interest may be perfected by the filing of a financing statement under the Code (subject only to Permitted Liens).

                  (b) The Stock Pledge Agreements collectively provide Agent, for its benefit and the benefit of the Lenders, first priority perfected security interests in and to all of the Stock of all of the Loan Parties other than the Stock of GCCL, the preferred stock of Extensity, de minimis numbers of shares of Stock issued to directors, officers or other persons solely as and to the extent required by applicable law, and (after the Closing Date) other Stock of the Loan Parties not owned by any Loan Party or any of its Subsidiaries as permitted by this Agreement.

         4.10. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall:

                  (a) remain in full force and effect until the date on which the Obligations (other than continuing indemnity and similar obligations) shall have been finally, indefeasibly and fully paid and performed and the commitments shall have been terminated,

                  (b) be binding upon the Borrowers and the US LLC, their successors, transferees and assigns, and

                  (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each other member of the Lender Group and any other holder of Obligations.

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

5.       REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender Group to enter into this Agreement, the Parent, on behalf of itself and each of the other Loan Parties, and each of the other Loan Parties, only with respect to itself, make the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1. No Encumbrances. Each Borrower and the US LLC has good and indefeasible title to, or valid leasehold interests in, or other rights to use, or otherwise validly owns all of its property composing the Collateral and its Real Property, free and clear of Liens except for Permitted Liens.

         5.2. Accounts. The Eligible Recurring Maintenance Revenue consists of revenue recognized in accordance with GAAP and generated in the ordinary course of the US Borrowing Base Companies' business.

         5.3.     Reserved.

         5.4. Equipment. All of each Borrower's Equipment that is material to the conduct of its business is used or held for use in the Borrowers' business and is fit for such purposes, ordinary wear and tear excepted.

         5.5. Location of Inventory, Equipment and Books. Except as set forth on Schedule 5.5, no material portion of the Borrowers' (other than Geac Hungary's) Inventory, Equipment or Books is stored with a bailee, warehouseman, or similar party. The Borrowers' (other than Geac Hungary's) material Inventory and Equipment, if any, and Books, are located only at the locations identified on Schedule 5.5.

         5.6.     Reserved.

         5.7. Legal Status. Each Loan Party represents and warrants that, as of the Closing Date, (a) each Loan Party's exact legal name is that indicated on the applicable Perfection Certificate (if any) and on the signature page hereof or, in the case of the UK Guarantors and Geac Hungary, as set forth on Schedule
5.7 hereof; (b) each Loan Party is an organization of the type, and is organized in the jurisdiction, set forth in the applicable Perfection Certificate (if any) or in the case of the UK Guarantors and Geac Hungary, as set forth on Schedule 5.7; (c) the applicable Perfection Certificate or Schedule 5.7 accurately sets forth such Loan Party's organizational identification number as relevant to the perfection of the Agent's Lien or accurately states that such Loan Party has none; (d) the applicable Perfection Certificate or Schedule 5.7 accurately sets forth such Loan Party's place of business or, if more than one, its chief executive office, as well as such Loan Party's mailing address, if different; and (e) all other information set forth on the Perfection Certificate (if any) pertaining to such Loan Party is accurate and complete in all material respects as of the date thereof and as of the Closing Date.

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         5.8.     Due Organization and Qualification; Subsidiaries.

                  (a) Each Loan Party is duly organized and existing and, where applicable, in good standing under the laws of the jurisdiction of its organization and, where applicable, qualified to do business in any jurisdiction where the failure to be so qualified reasonably could be expected to have a material adverse effect on such Loan Party.

                  (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the issued and outstanding capital Stock of each Loan Party (other than GCCL), by class, as of the Closing Date. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Loan Party's (other than GCCL's) capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Other than as described on Schedule 5.8(b), as of the Closing Date, no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Loan Party's direct and indirect Subsidiaries (other than the Loan Parties), as of the Closing Date, showing, as of the Closing Date: (i) the respective jurisdictions of such Subsidiaries' organization and (ii) the percentage of the outstanding shares of capital stock owned directly or indirectly by the applicable Loan Party. All of the outstanding capital stock of each Subsidiary of Parent that is a Loan Party has been validly issued and is fully paid and non-assessable.

                  (d)      Reserved.

                  (e) Except as set forth on Schedule 5.8(e), as of the Closing Date, the aggregate value of the assets and the aggregate value of the liabilities of the Dormant Subsidiaries do not, respectively, exceed $1,000,000. Except as set forth on Schedule 5.8(e), as of the Closing Date, the Dormant Subsidiaries do not conduct any business activities or operations or report any revenue. The Dormant Subsidiaries have filed all necessary tax returns and paid all required taxes except where the failure to so file or pay could not reasonably be expected to result in a Material Adverse Change or to have a material adverse effect on the Loan Parties taken as a whole.

                  (f) As of the Closing Date, the organization chart attached hereto as Schedule 5.8(f) is an accurate depiction of the organizational structure of GCCL and each of its Subsidiaries.

         5.9.     Due Authorization; No Conflict.

                  (a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

                  (b) Except as set forth on Schedule 5.9, as to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the Loan Documents to which it is a party does not and will not
(i) violate any provision of federal, state, provincial,

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

territorial or local law or regulation applicable to such Loan Party, the Governing Documents of such Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Loan Party,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Loan Party, other than Permitted Liens, or (iv) other than as has been obtained on or prior to the Closing Date, require any approval of such Loan Party's shareholders or any approval or consent of any Person under any material contractual obligation of such Loan Party.

                  (c) Except as set forth on Schedule 5.9, other than the filing of financing statements under the Code or under applicable foreign statutes, the filing of particulars of registered charges with Companies' House in the UK, intellectual property security filings, and other security filings similar to any of the foregoing, and other than post-Closing filings and disclosures required under any applicable securities laws, the execution, delivery, and performance by each Loan Party of this Agreement and the Loan Documents to which such Loan Party is a party does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority other than has been obtained or made.

                  (d) As to each Loan Party, this Agreement and the other Loan Documents to which such Loan Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Loan Party will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or limiting creditors' rights generally, and by general principles of equity.

                  (e) The Agent's Liens are validly created, perfected, to the extent such Liens can be perfected by filing financing statements under the Code or other applicable foreign statutes (except, in the case of Collateral described in Section 6.17 and 6.19, with respect to Collateral consisting of intellectual property rights which require additional filings, to the extent such intellectual property rights have arisen since the effective date of the last update submitted by the Borrowers pursuant to Section 6.17), and first priority Liens, subject only to Permitted Liens.

         5.9A     Special Representations Concerning GEAC Hungary.

                  (a) Geac Hungary is a company limited by shares duly organized and existing under the laws of Hungary.

                  (b) Geac Hungary has no indebtedness or creditors (for borrowed money or otherwise) other than (in each case) in the ordinary course of business carried out in a manner consistent with the covenants set forth in
Section 6.20.

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                  (c)      There are no Liens (other than Permitted Liens) on
any of Geac Hungary's property or assets, or any part thereof, or any agreements or undertakings by Geac Hungary to grant any such Liens.

                  (d) All of the shares representing 100% of the registered capital of Geac Hungary have been pledged to Agent pursuant to the Hungarian Stock Pledge Agreement relating to Geac Hungary under Sections 270-271 of the Civil Code of the Republic of Hungary, and, to the extent registered, printed and available for physical delivery under applicable Hungarian law, certificates evidencing same have been delivered to the Agent in accordance with the Hungarian Stock Pledge Agreement.

         5.10.    Litigation.

                  (a) As of the Closing Date, other than those matters disclosed on Schedule 5.10(a) and immaterial matters where the amount in controversy is less than $250,000, there are no actions, suits, or proceedings pending or, to the best knowledge of the Loan Parties, threatened against any Loan Party. Schedule 5.10(a) includes, as applicable, for each matter set forth thereon as of the Closing Date (i) the name, docket number and jurisdiction for such matter, (ii) the status of such proceeding, and (iii) any reasonably possible insurance coverage of the Loan Parties with respect thereto (it being understood that the determination of such coverage is not within the Loan Parties' control), the insurance carrier, the policy number and the deductible amount associated with such insurance policy.

                  (b) There are no actions, suits or proceedings pending or, to the best knowledge of the Loan Parties, threatened against any of the Loan Parties or their Subsidiaries, that question the validity or enforceability of this Agreement or any other Loan Document or any action taken by any of the Loan Parties in connection therewith. Other than matters disclosed on Schedule 5.10(a) and other than matters as to which there is not a reasonable possibility of a determination adverse to one or more Loan Parties, there are no actions, suits or proceedings pending or, to the best knowledge of the Loan Parties, threatened against any of the Loan Parties or their Subsidiaries that if adversely determined could reasonably be expected to have a material adverse effect on the US Borrowing Base Companies taken as a whole or the Loan Parties taken as a whole.

                  (c) Schedule 5.10(c) lists all of the Borrowers' Commercial Tort Claims existing as of the date hereof.

         5.11. No Material Adverse Change. All consolidated financial statements (excluding any Business Plan or Projections) relating to the Loan Parties and their Subsidiaries that have been delivered by any Loan Party to the Lender Group (either on or before the Closing Date or pursuant to Section 6.3) have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties' and their Subsidiaries' consolidated financial condition as of the date thereof and consolidated results of operations for the period then ended. There has not been a Material Adverse Change since April 30, 2003.

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         5.12.    Fraudulent Transfer.

                  (a) Each of (i) the US Borrowing Base Companies and (ii) the Loan Parties, in both instances taken together as a group on a consolidated basis, are Solvent.

                  (b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to "hinder, delay, or defraud either present or future creditors" of any Loan Party, as such phrase is commonly interpreted in commercial transactions of the type contemplated by the Loan Documents.

         5.13. Employee Benefits. As of the Closing Date, none of the Loan Parties, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan subject to ERISA.

         5.14.    Environmental Condition. Except as set forth on Schedule 5.14,
(a) to the Loan Parties' knowledge, none of the Loan Parties' properties or assets has ever been used by the Loan Parties or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to the Loan Parties' knowledge, none of the Loan Parties' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of the Loan Parties have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by the Loan Parties, and (d) none of the Loan Parties have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, territorial, provincial or state governmental agency concerning any action or omission by any Loan Party resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15. Brokerage Fees. The Loan Parties have not utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by any Loan Party in connection herewith.

         5.16. Intellectual Property. Each of the Loan Parties owns, or holds valid licenses in or other rights to use, all patents, trademarks, trade names, and copyrights that are necessary to the conduct of its business as currently conducted in all material respects. Attached hereto as Schedule 5.16 is a true, correct and complete listing, as of the date of this Agreement, of all patents, patent applications, trademark registrations and applications therefor, and copyright registrations and applications therefor as to which any Loan Party is the owner, or is an exclusive licensee and has recorded its license with any Governmental Authority, and which are material to its business as currently conducted. The copyright registrations and applications of Borrowers, Canadian Guarantors and/or the IP Subsidiary in the United States Copyright Office (including, as of the date hereof, such registrations and applications set forth on Schedule 5.16) constitute (but are not limited to) registrations or applications for copyrights owned by Borrowers, Canadian Guarantors and/or the IP Subsidiary in Material Software Products (it being understood that such copyright registrations and applications may, but need not, cover the current versions of

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any Material Software Products). The term "Material Software Products" shall mean software products (in the form generally marketed to the Loan Parties' customers) owned by Borrowers, Canadian Guarantors and/or the IP Subsidiary that, in the aggregate, generate (i) at any time of determination from and after the Closing Date to the date that is six months after the Closing Date, at least sixty percent (60%) of the Eligible Recurring Maintenance Revenue of the US Borrowing Base Companies for the period of twelve (12) consecutive months ended most recently prior to such time, and (ii) at any time of determination from and after the date that is six months after the Closing Date, at least sixty-five percent (65%) of the Eligible Recurring Maintenance Revenue of the US Borrowing Base Companies for the period of twelve (12) consecutive months ended most recently prior to such time.

         5.17. Leases. Each Borrower enjoys peaceful and undisturbed possession under all leases material to the business of such Borrower and to which such Borrower is a party or under which such Borrower is operating. All of such leases are valid and subsisting and, except as set forth on Schedule 5.17, no material default by any Borrower exists under any of them.

         5.18. Controlled Accounts and DDAs. Set forth on Schedule 5.18 are all of the Controlled Accounts and other DDAs, if any, of each Borrower (other than Geac Hungary), each Canadian Guarantor and each Other Guarantor, in each case as of the Closing Date, including, with respect to each depositary (i) the name and address of that depositary, and (ii) the account numbers of the accounts maintained with such depositary.

         5.19. Compliance with Laws. The Loan Parties are each in material compliance with the requirements of all applicable domestic and foreign laws (including where applicable, the provisions of the Fair Labor Standards Act), and governmental rules and regulations, the non-compliance with any of which could reasonably be expected to have a materially adverse effect the value of the Collateral.

         5.20. Indebtedness. Set forth on Schedule 7.1 is a true and complete list of all Indebtedness of each Loan Party outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and that does not otherwise constitute Permitted Indebtedness (by reason of the provisions of Section 7.1 other than Section 7.1(b)). Such Schedule accurately reflects the aggregate principal amount of such Indebtedness.

         5.21. Payment of Taxes. Except as set forth on Schedule 5.21, as of the Closing Date, all federal, state, local or provincial (or in each instance, Canadian or UK law equivalents) income tax returns of the Borrower, the Canadian Guarantors or the UK Guarantors due before the Closing Date have been filed, and all amounts due thereunder have been paid. Except where the failure to do so could not reasonably be expected to have a Material Adverse Change, (a) all tax and information returns required to be filed by each of the Loan Parties have been timely filed, (b) all taxes upon the Loan Parties or their respective properties, assets, income and franchises (including real property taxes and payroll taxes) but not subject of a Permitted Protest have been paid when due (giving effect to any applicable extensions), (c) all taxes required to be withheld or collected by any Loan Party have been remitted to the relevant Governmental Authority when due (giving effect to any applicable extensions), and (d) adequate reserves have been established on the books of the Loan Parties in accordance with GAAP for all taxes not yet due.

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         5.22.    Complete Disclosure. All factual information (taken as a
whole) furnished by or on behalf of the Loan Parties in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents, but excluding any Business Plans, Projections and pro forma financial information) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Loan Parties in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, provided that, with respect to any such information originating from third parties, the Loan Parties represent only that all such information is or will be true, complete and accurate in every material respect, to the best of the Loan Parties' knowledge. On the Closing Date, the Business Plan delivered pursuant to Section 3.1(u) represents, and as of the date on which any other Business Plan, Projections or pro forma financial information is delivered to Agent, such additional Business Plans, Projections or pro forma financial information represent Borrowers' good faith best estimate of their future performance for the periods covered thereby.

         5.23. Consents. All consents required in connection with the execution and performance of this Agreement under any material contracts to which any of the Loan Parties is a party have been obtained and are in effect.

         5.24. Best Interests. It is in the best interests of the Guarantors to execute this Agreement inasmuch as the Guarantors will, as a result of the provisions of this Agreement which make proceeds of the Advances available for working capital and other financing needs of the Guarantors, derive substantial direct and indirect benefits from the Advances made from time to time to the Borrowers by the Agent and the Lenders pursuant to this Agreement, and the Guarantors agree that the Agent and the Lenders are relying on this representation in agreeing to make Advances to the Borrowers.

6.       AFFIRMATIVE COVENANTS.

         Parent, on behalf of itself and each of the other Loan Parties, and each of the other Loan Parties, only with respect to itself, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations (excluding any continuing indemnity or similar obligations that survive the termination of the Loan Documents), the Loan Parties shall and shall cause each of their respective Subsidiaries that are Loan Parties to do all of the following:

         6.1. Accounting System. Maintain a system of accounting that enables the Loan Parties to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent.

         6.2. Collateral Reporting. Cause the Administrative Borrower to deliver to Agent (and if so requested by Agent, with copies for each Lender), with the documents set forth on Exhibit 6.2 within the applicable time periods set forth therein.

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         6.3.     Financial Statements, Reports, Certificates. (i) Deliver to
Agent, with copies to each Lender:

                  (a) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each of Parent's fiscal years (commencing with the fiscal quarter ending October 31, 2003),

                           (i) consolidated and consolidating balance sheets, consolidated and consolidating income statements, and a consolidated statement of cash flows covering Parent's and its Subsidiaries' operations during such period, and

                           (ii) a Compliance Certificate signed by a Financial Officer of Parent on its behalf

                                    (A)      demonstrating, in reasonable
                  detail, compliance at the end of such period with the applicable financial covenants contained in Sections 7.18(a) and (c),

                                    (B)      except with respect to the
                  representation in Section 5.2 of this Agreement, notifying Agent of any representations and warranties contained in this Agreement or the Loan Documents that are not true and correct in all material respects as of the date of such certificate (to the extent any Loan Party has knowledge thereof) and explaining in reasonable detail the extent to which such representations and warranties are not true and correct (it being understood that no such representation shall be deemed to be made, and no failure of any such representation or warranty to be so true and correct as of such date shall constitute a Default or Event of Default, solely by virtue of this clause (B)),

                                    (C)      certifying that:

                                             (1)      the consolidated financial
                  statements delivered therewith have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the consolidated financial condition of Parent and its Subsidiaries,

                                             (2)      the Eligible Recurring
                  Maintenance Revenue consists of revenue recognized in accordance with GAAP and generated in the ordinary course of the US Borrowing Base Companies' business except as set forth in reasonable detail in such Compliance Certificate,

                                             (3)      there does not exist any
                  condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which Parent may have knowledge and what action the Loan Parties have taken, are taking, or propose to take with respect thereto),

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

                  (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years (commencing with the fiscal year ended April 30, 2004),

                           (i) consolidated financial statements of Parent and its Subsidiaries for each such fiscal year, audited by PricewaterhouseCoopers or other independent certified public or chartered accountants of recognized national standing and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a consolidated balance sheet, consolidated income statement, and consolidated statement of cash flows and, if prepared, such accountants' letter to management),

                           (ii) a certificate of such accountants addressed to Agent and the Lenders stating that, in the course of conducting their audit, such accountants did not become aware of the existence of any Default or Event of Default under Section 7.18, which certificate may be limited or omitted if and to the extent required by such accountants under applicable accounting rules or guidelines, and

                           (iii) a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of the immediately preceding fiscal year with the Capital Expenditures covenant contained in Section 7.18(b),

                  (c) as soon as available, but in any event within 30 days after the start of each of Parent's fiscal years, copies of Borrowers' updated Business Plan for the forthcoming 2 years, fiscal year by fiscal year, and for the forthcoming fiscal year, fiscal quarter by fiscal quarter, but in any event not for any fiscal period beginning after the Maturity Date, certified by the chief executive officer, a Financial Officer or the Vice President, strategic planning and analysis, of Parent as being such officer's good faith best estimate of the consolidated financial performance of Parent and its Subsidiaries during the period covered thereby,

                  (d)      promptly after filed or distributed by any Loan
Party,

                           (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, proxy statements, registration statements and other reports filed with the SEC,

                           (ii) annual information forms, material change reports and press releases filed with the Ontario Securities Commission or any successor thereof, and

                           (iii) any other information that is provided by Parent to its shareholders generally.

                  (e)      Reserved,

                  (f) promptly after a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto, and

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                  (g)      upon the request of Agent, any other report
reasonably requested relating to the financial condition of the Loan Parties. Notwithstanding the foregoing or any other provisions of the Loan Documents, the Loan Parties shall have no obligation to deliver or otherwise disclose to Agent or any Lender any information the delivery or disclosure of which is prohibited by the terms of any confidentiality, non-disclosure or similar agreement by which any Loan Party is bound.

         In addition to the financial statements referred to above, Borrowers agree that no Borrower or any Subsidiary of a Borrower will have a fiscal year different from that of GCCL. The Borrowers agree that their independent certified public or chartered accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrowers that Agent reasonably may request. Without limiting Section 17.10 and the confidentiality agreements contemplated thereby, each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent, with reasonable prior notice to Parent and with a representative of Parent present in person or by telephone (so long as Parent makes such representative reasonably available), may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4. Specified Entities. Each of the Specified Entities will comply with the terms of its formation documents and by-laws in all material respects.

         6.5. Return. Account for returns of inventory and customer credits and record the effects thereof on the general ledger on the same basis and in accordance with the usual customary practices of the applicable Borrower, as they exist at the time of the execution and delivery of this Agreement.

         6.6. Maintenance of Properties. Maintain and preserve all of their properties which are necessary or useful in the proper conduct to their business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder, except as set forth on Schedule 5.17 or where the failure to so maintain, preserve or comply could not reasonably be expected to have a material adverse effect on the US Borrowing Base Companies taken as a whole or the Loan Parties taken as a whole.

         6.7.     Taxes.

                  (a) Cause all assessments and taxes, whether real, personal, or otherwise, and including F.I.C.A., F.U.T.A., state disability and local, state, provincial and federal income taxes, due or payable by, or imposed, levied, or assessed against any Loan Party or any Loan Party's properties, assets, income or franchises to be paid or remitted in full, before delinquency, or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest or where non-payment would not have a material adverse effect on the US Borrowing Base Companies taken as a whole or the Loan Parties taken as a whole. Each Loan Party will, upon Agent's reasonable request, furnish

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Agent with proof satisfactory to Agent indicating that the applicable Loan Party has made such payments or remittance.

                  (b) Promptly after Agent's reasonable request, deliver copies of all material correspondence, written findings or results, and any other material written materials delivered by the United States Internal Revenue Service (the "IRS") to Parent or any of its Subsidiaries relating to the ongoing tax audit of Parent being conducted by the IRS as of the date hereof.

         6.8.     Insurance.

                  (a) At each Loan Party's expense, maintain insurance respecting their property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks in such amounts, if any, as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Loan Parties also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation in such amounts, if any, as ordinarily are insured against by other Persons engaged in the same or similar businesses. Promptly after becoming available from Borrower's insurers, the Borrowers (other than Geac Hungary) and the Canadian Guarantors shall deliver to Agent a lender's loss payable endorsement satisfactory to Agent in its Permitted Discretion naming Agent as loss payee or additional insured, as appropriate, and as its interests may appear, with respect to each such policy (excluding any larceny, embezzlement, criminal misappropriation or other crime policy). Promptly following the renewal of such policies, Borrowers shall deliver to Agent a certificate (or memorandum) of insurance evidencing continuing coverage of the Borrowers (other than Geac Hungary) and the Canadian Guarantors under such policies. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than seven (7) days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever (other than expiration of the policy).

                  (b) The Parent shall give Agent prompt notice of any loss in excess of $1,500,000 suffered by any Borrower or Canadian Guarantor or, after the occurrence and during the continuance of an Event of Default, of any loss suffered by any Borrower or Canadian Guarantor, covered by such insurance. After the occurrence and during the continuance of an Event of Default, Agent shall have the exclusive right to adjust any losses suffered by any Borrower or Canadian Guarantor payable under any such insurance policies, without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received by any Loan Party or, unless an Event of Default shall have occurred and be continuing, Agent or any Lender as payment for any loss suffered by any Borrower (other than Geac Hungary) or Canadian Guarantor under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid into one or more Controlled Accounts. Notwithstanding any other provision of this Section 6.8, and regardless of whether a Default or Event of Default shall have occurred, the Loan Parties shall not adjust any loss suffered by any Borrower (other than Geac Hungary) or Canadian Guarantor in excess of $5,000,000 without Agent's written consent (which shall not be unreasonably withheld).

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

                  (c) Loan Parties shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as a loss payee or additional insured in accordance with clause (a) above. Parent promptly shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and the coverage amounts under the policies evidencing the same, and copies of such policies promptly shall be provided to Agent upon Agent's reasonable request.

         6.9. Location of Inventory, Equipment and Books. Borrowers (other than Geac Hungary) shall keep their material Inventory and Equipment, and their Books only at the locations identified on Schedule 5.5; provided, however, that Parent may amend Schedule 5.5 so long as such amendment occurs by written notice to Agent not less than 15 days prior to the date on which the Inventory, Equipment or Books are moved to such new location, so long as such new location is within the continental United States or Canada and so long as prior to such move the applicable Borrower provides to Agent a Collateral Access Agreement, if such new location is a new United States or Canadian headquarters location for Parent or any of its United States or Canadian Subsidiaries.

         6.10. Compliance with Laws. Comply with the requirements of all applicable domestic and foreign laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act, ERISA and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.11. Leases. Pay when due all rents and other amounts payable under any leases to which any Loan Party is a party or by which any Loan Party's properties and assets are bound, unless such payments are the subject of a Permitted Protest or the failure to make such payments could not reasonably be expected to have a material adverse effect on the US Borrowing Base Companies taken as a whole or the Loan Parties taken as a whole.

         6.12. Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of the Loan Parties' obtaining financing from the Lender Group under this Agreement. The Loan Parties agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of the Loan Parties' obtaining financing from the Lender Group under this Agreement.

         6.13. Existence. Except as expressly permitted hereby at all times preserve and keep in full force and effect each Loan Party's valid existence and good standing in accordance with the standard in Section 5.8(a) and any rights and franchises material to the Loan Parties' businesses.

         6.14. Environmental. Keep any property either owned or operated by any Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous

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

Material of any reportable quantity from or onto property owned or operated by any Loan Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that a material Environmental Lien has been filed against any of the real or personal property of any Loan Party, (ii) commencement of any material Environmental Action or notice that an Environmental Action will be filed against any Loan Party, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change or have a material adverse effect on the Loan Parties taken as a whole.

         6.15. Investment Proceeds, Etc. During the pendency of any Event of Default, the proceeds of any Investment from any source in any Borrower (other than Geac Hungary) or any Canadian Guarantor and any other funds received by any Borrower (other than Geac Hungary) or any Canadian Guarantor other than from ordinary course business operations (including, without limitation, tax refunds, damage awards, or insurance or condemnation proceeds) shall be deposited directly into a Controlled Account.

         6.16.    Notice to Agent.

                  (a) The Loan Parties shall provide Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall state with reasonable particularity the facts and circumstances of the event for which such notice is being given:

                           (i) Any change in the Authorized Persons who are the chief executive officer, or Financial Officers of Parent;

                           (ii) Any cessation by any Loan Party of its making payment to its creditors generally as its debts become due;

                           (iii) Any material adverse change in the business, operations, or financial affairs of any of the Loan Parties;

                           (iv) Any intention on the part of any Loan Party to discharge its present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity;

                           (v) Any litigation of which any Loan Party is aware which, if determined adversely to any Loan Party, might have a material adverse effect on the financial condition of the US Borrowing Base Companies taken as a whole or the Loan Parties taken as a whole;

                           (vi)     The occurrence of a Cash Management
         Activation Event; and

                           (vii) The suspension of any substantial portion of any Loan Party's business, excluding those contemplated by the Legal Entity Reduction and Rationalization Plan.

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                  (b)      Parent shall provide Agent, promptly after received
by Borrowers, with a copy of any management letter or similar communications from any accountant of the Borrowers.

         6.17.    Disclosure Updates; Intellectual Property.

                  (a) Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent and (if practicable) correct any defect or error that may be caused by any Loan Party in the execution, acknowledgement, filing, or recordation of any Loan Document.

                  (b) No less frequently than once during every period of six (6) consecutive months following the Closing Date and, in the case of a Permitted Acquisition, as soon as practicable following such acquisition, the Parent will deliver to the Agent an update of Schedule 5.16, certified by an Authorized Person on behalf of the Parent as being true, complete and correct in all material respects, as of a date which is not more than one month prior to the date of such certificate, and setting forth all trademarks, trade names, copyrights, patents, patent rights and licenses in each case which have been registered with any Governmental Authority in the United States or Canada, or for which application for registration has been made with any such Governmental Authority, by any Borrower (other than Geac Hungary), any Canadian Guarantor or the IP Subsidiary since (i) the Closing Date, in the case of the first such update to Schedule 5.16 and (ii) the date of the most recent update to Schedule
5.16 in all other instances. The Borrowers hereby authorize and instruct the Agent to cause each such updated Schedule 5.16 to be attached to and become part of this Agreement, and acknowledge that each such updated Schedule 5.16 shall be a Loan Document.

                  (c) If any Borrower (other than Geac Hungary) or any Canadian Guarantor becomes the owner of any trademarks, trade names, copyrights, patents, patent rights or licenses in each case which have been registered with any Governmental Authority in the United States or Canada or for which application for registration has been made with any such Governmental Authority and such Person is not party to a Copyright, Patent or Trademark Security Agreement, as applicable, such Person shall execute and deliver to Agent a Copyright, Patent or Trademark Security Agreement, as applicable, within 5 Business Days after the delivery of the next update of Schedule 5.16 required under Section 6.17(b).

         6.18. Pledge of IP Subsidiary. As soon as practicable prior to any Permitted IP Transfer, Parent will and will cause its Subsidiaries (if applicable) to, execute such agreements and deliver such instruments as deemed necessary by Agent in its Permitted Discretion to pledge and grant to the Agent a first priority Lien on one hundred percent (100%) of the equity interests in the IP Subsidiary, and will deliver, in connection therewith, such legal opinions (including opinions under applicable law) as are deemed necessary by Agent in its Permitted Discretion.

         6.19. Special Provisions Concerning Certain Intellectual Property. Borrowers, Canadian Guarantors and the IP Subsidiary, as applicable, shall file with the United States Copyright Office applications for registration of copyrights owned by Borrowers, Canadian Guarantors and/or the IP Subsidiary in Material Software Products (it being understood that such

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copyright registrations and applications may, but need not, cover the current versions of any Material Software Products).

         6.20. Special Provisions Regarding Geac Hungary. Geac Hungary will not engage in any business other than intragroup financing activities consistent with its status as a "taxable person acting abroad" pursuant to the provisions of Section 4(28) of Act LXXXI of 1996 on Corporate and Dividend Tax. Geac Hungary will use all funds contributed, lent or otherwise paid or delivered to it by any Loan Party (excluding payments of interest, premium and fees on Geac Hungary Advances (as defined below), and excluding any such funds to be used to satisfy Geac Hungary's ordinary course operating expenses and obligations) solely to fund loans or capital contributions to Parent or any of its Subsidiaries (together "Geac Hungary Advances") within ten (10) Business Days of receipt of such funds by Geac Hungary, or to make Restricted Payments to any shareholder of Geac Hungary that is a Loan Party within thirty (30) days of receipt of such funds by Geac Hungary.

7.       NEGATIVE COVENANTS.

         Parent, on behalf of itself and each of the other Loan Parties, and each of the Loan Parties, only with respect to itself, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations (excluding any continuing or similar obligations that survive the termination of the Loan Documents), the Loan Parties will not and will not permit any of their respective Subsidiaries that are Loan Parties to do any of the following:

         7.1. Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except the following (collectively, "Permitted Indebtedness"):

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

                  (b)      Indebtedness set forth on Schedule 7.1;

                  (c)      Permitted Purchase Money Indebtedness;

                  (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c) and (f) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of or (except as reasonably consistent with then-prevailing interest rates in the market for such type of Indebtedness) interest rate on the Indebtedness so refinanced, renewed, or extended or add one or more of the Borrowers as liable with respect thereto if such additional Borrowers were not liable with respect to the original Indebtedness, (ii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the

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refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness;

                  (e) unsecured Indebtedness owed to other Loan Parties, provided that all such Indebtedness is at all times subject to the Intercompany Subordination Agreement;

                  (f) up to $10,000,000 of unsecured Indebtedness arising in connection with a Permitted Acquisition, provided that any such Indebtedness is at all time subject to an intercreditor agreement acceptable to the Agent in its Permitted Discretion;

                  (g) unsecured Indebtedness owed to non-Loan Party Affiliates in an aggregate principal amount not exceeding $50,000,000 at any time;

                  (h) unsecured intercompany Indebtedness owed by any or all of the US Borrowing Base Companies or any other Subsidiary organized in the United States that is a Loan Party, to the US LLC at any time in an aggregate principal amount up to the aggregate principal amount of outstanding Advances at such time (collectively, the "US LLC Loans");

                  (i) up to $5,000,000 in aggregate principal amount of unsecured Indebtedness at any one time outstanding; and

                  (j)      unsecured Indebtedness relating to Permitted
Investments;

                  (k)      Indebtedness in respect of guarantees permitted under
Section 7.6;

                  (l) Indebtedness in respect of Hedge Agreements permitted by the terms of this Agreement; and

                  (m) Indebtedness incurred or assumed in connection with, and permitted by the definition of, a "Permitted Acquisition".

         7.2. Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness, if any, relating thereto is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3. Restrictions on Fundamental Changes. Except with respect to certain Dormant Subsidiaries in accordance with the terms of the "Legal Entity Reduction and Rationalization Plan", a copy of which is attached hereto as
Schedule 7.3 (the "Legal Entity Reduction and Rationalization Plan") (it being understood that none of the Loan Parties or any of their Subsidiaries shall have any obligation to take or complete any of the actions described in the Legal Entity Reduction and Rationalization Plan):

                  (a) Enter into any merger, consolidation, or reorganization, provided, that Borrowers may be merged with and into or consolidated with other Borrowers, and Guarantors

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

may be merged with and into or consolidated with other Guarantors or Borrowers, in each instance upon reasonable notice to Agent and subject to Agent's having taken all actions deemed necessary by Agent in its Permitted Discretion to maintain perfection of Agent's Liens (if any) in the assets of the Loan Party which is not the surviving corporation in any such merger or consolidation.

                  (b) Enter into any recapitalization, reclassify its Stock or otherwise change any Loan Party's type of organization, jurisdiction of organization or other legal or corporate structure, except in each instance upon reasonable notice to Agent and subject to Agent's having taken all actions deemed necessary by Agent in its Permitted Discretion to maintain perfection of Agent's Liens (if any) in the stock or assets of the relevant Loan Party or Loan Parties; provided, that no transaction shall be effected under this Section 7.3(b) which would result in (i) a United States domiciled Loan Party no longer being domiciled in the United States, or (ii) a Canadian domiciled Loan Party no longer being domiciled in Canada or the United States or (iii) a UK domiciled Loan Party no longer being domiciled in the UK, Canada or the United States.

                  (c) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), other than with the consent of Agent, such consent not to be unreasonably withheld.

         7.4. Disposal of Assets. Except in accordance with the Legal Entity Reduction and Rationalization Plan, and other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Loan Party or any of its Subsidiaries that are Loan Parties.

         7.5. Change of Name or Address. Change any Loan Party's name or organizational identification number or relocate any Loan Party's chief executive office to a new location, except (i) upon fifteen days' prior written notice to the Agent providing all relevant details to enable the Agent to maintain the uninterrupted perfection of the Agent's Liens, if any, (ii) the currently pending change of name of Geac Hungary to "Geac Hungary Asset Management Company Limited by Shares" (and Geac Hungary shall deliver documents evidencing such name change as reasonably requested by Agent) and (iii) the change of Parent's name to "Geac Inc." to be submitted to the vote of Parent's stockholders at Parent's annual meeting of stockholders to be held on or about September 10, 2003 (and Parent shall deliver to Agent the certificate of the applicable Canadian Governmental Authority evidencing such name change promptly upon its receipt thereof).

         7.6. Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (i) up to an aggregate outstanding amount at any time of $20,000,000 of obligations of Loan Parties under or with respect to surety bonds, performance bonds and similar obligations, (ii) up to an aggregate outstanding amount at any time of $20,000,000 of guaranties by Loan Parties of obligations of non-Loan Parties (inclusive of any such guaranties listed on Schedule 7.6), (iii) by endorsement of instruments or items of payment for deposit to the account of a Borrower or which are transmitted or turned over to Agent, (iv) guaranties of obligations to the extent constituting Permitted Indebtedness, including the Guaranty, (v) guaranties by Loan Parties of the obligations of other Loan Parties, (vi) guaranties set forth on Schedule 7.6 and any replacements thereof in amounts not exceeding such guaranties, (vii) obligations in respect of the Letter of Credit,
(viii) customary indemnities in

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

connection with sales or other dispositions by the Loan Parties (otherwise permitted under this Agreement) of assets or businesses or pursuant to contracts entered into by any Loan Party in the ordinary course of business and (ix) customary indemnities of officers and/or directors (and/or comparable managers) in connection with their services as such. For purposes of clarity, the obligations of Parent in respect of the so-called "letters of support" shall not constitute guaranties, but any amounts advanced by the Parent pursuant to such letters of support will be included for purposes of calculating compliance with the $50,000,000 limitation on advances to non-Loan Parties set forth in the definition of "Permitted Investments".

         7.7. Nature of Business. Engage in any business other than the software business and businesses reasonably related thereto.

         7.8.     Prepayments and Amendments.

                  (a) Except when no Event of Default shall have occurred and be continuing and except in connection with a refinancing permitted by
Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire, before the stated maturity date thereof, any Indebtedness of any Loan Party, other than the Obligations in accordance with this Agreement, and

                  (b)      Except in connection with a refinancing permitted by
Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change in any manner materially adverse to the interests of the Agent and Lenders any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b).

         7.9. Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10.    Reserved.

         7.11. Distributions. Except for Permitted Restricted Payments, do or permit any other Loan Party to do, directly or indirectly, any of the following:
(i) declare, order, pay, accept or make any Restricted Payment or (ii) set aside any sum or property therefor.

         7.12. Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to, or may be permitted by, GAAP or as otherwise contemplated by the definition of GAAP).

         7.13. Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that the Borrowers (other than Geac Hungary) and the Canadian Guarantors shall not have Permitted Investments (other than in the Disbursement Accounts, the Securities Accounts as permitted under Section 7.17, the Designated Account or Controlled Accounts) in DDAs or Securities Accounts outstanding at any one time unless Borrowers or the Canadian Guarantors, as applicable, and the applicable securities intermediary or bank have entered into a Control Agreement or similar arrangement governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens or liens in such Permitted Investments.

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

         7.14. Acquisitions. Other than Permitted Acquisitions, and other than in connection with the Legal Entity Reduction and Rationalization Plan, directly or indirectly make any acquisition of all or a substantial part of the assets, stock or business of any Person.

         7.15. Transactions with Affiliates. Other than in connection with the Legal Entity Reduction and Rationalization Plan, or as otherwise expressly permitted by the terms of this Agreement, directly or indirectly enter into or permit to exist any transaction with any non-Loan Party Affiliate except for transactions that are in the ordinary course of a Loan Party's business, upon fair and reasonable terms, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate and, in the case of any director or comparable manager of any Loan Party, except compensation and other arrangements between such Loan Party and such director or comparable manager which are customary for similarly sized companies.

         7.16. Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         7.17. Securities Accounts. No Borrower (other than Geac Hungary), Canadian Guarantor or Other Guarantor shall establish or maintain any Securities Account with a balance in excess of $1,000,000 unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrowers (other than Geac Hungary), Canadian Guarantors and Other Guarantors will not at any time maintain more than three (3) Securities Accounts which are not subject to a Control Agreement. No Borrower (other than Geac Hungary), Canadian Guarantor or Other Guarantor shall transfer assets out of any Securities Account except to another Securities Account in compliance with Section 7.17 or to a Controlled Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrowers, Canadian Guarantors and Other Guarantors may use and expend such assets (and the proceeds thereof) and/or transfer them to any Disbursement Account to the extent not prohibited by this Agreement.

         7.18.    Financial Covenants.

                  (a)      Consolidated EBITDA.

                           (i)      Minimum EBITDA.

                                    (A)      Permit EBITDA of Parent, measured
                  on a trailing twelve (12) consecutive month basis as of the last day of each fiscal quarter of Parent set forth in the following table, and subject to the adjustments set forth below, to be less than the amount set forth in the following table opposite such date:

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

FISCAL QUARTER ENDING                        MINIMUM EBITDA
--------------------                         --------------
  October 31, 2003                             $43,500,000
  January 31, 2004                             $44,306,000
   April 30, 2004                              $54,293,000
    July 31, 2004                              $59,098,000

                                    (B)      Commencing with the fiscal quarter
                  ending October 31, 2004, permit EBITDA of Parent, measured on a trailing twelve (12) consecutive month period ending on the last day of each fiscal quarter of Parent, to be less than $55,000,000.

                           (ii)     EBITDA Adjustments.

                                    (A)      For the period from the first
                  fiscal quarter ending after the Closing Date through the Maturity Date, up to an aggregate of $10,000,000 of cash losses (whether or not extraordinary, unusual or non-recurring) of Parent and its Subsidiaries shall be added back to EBITDA of Parent;

                                    (B)      Without duplication of any other
                  additions in the calculation of EBITDA as provided in the definition thereof, all non-cash write-downs, losses and charges (including impairment of goodwill, write-downs of intangibles, and amortization of stock-based compensation) of Parent and its Subsidiaries shall be added back in the calculation of EBITDA of Parent; and;

                                    (C)      For all reporting periods ending
                  after the consummation of a Permitted Acquisition through the Maturity Date, EBITDA shall be further adjusted as follows: if the EBITDA of any target company (or its Parent Subsidiary successor) in a Permitted Acquisition is negative for the first six full months following the consummation of such acquisition, such negative EBITDA shall be excluded from the calculation of the EBITDA of Parent for such six (6) month period, provided that excluded amounts under this clause (C) in respect of target companies (or their Parent Subsidiary successors) that are or become Loan Parties in accordance with the definition of "Permitted Acquisition" shall not exceed $25,000,000 in the aggregate during any period of twelve (12) consecutive months.

                  (b) Consolidated Capital Expenditures. Permit Parent and its Subsidiaries to make Capital Expenditures in any fiscal year of Parent in an aggregate amount in excess of $8,000,000.

                  (c) Consolidated Fixed Charge Coverage Ratio. After the consummation of a Permitted Acquisition, if any, consummated after the Closing Date (excluding a Permitted Acquisition described in clause (a) of the definition thereof), permit the Fixed Charge Coverage

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

Ratio, measured on a trailing twelve (12) month basis as of the last day of each fiscal quarter ending after the closing of the Permitted Acquisition, to be less than 1.25:1.00.

         As used in this Section 7.18(c), the following terms shall have the following definitions:

         "Fixed Charges" means, with respect to Parent and its Subsidiaries for any period, the sum, without duplication, of (a) Interest Expense and (b) principal payments required to be paid during such period by Parent and its Subsidiaries in respect of any Indebtedness, and

         "Fixed Charge Coverage Ratio" means, with respect to Parent and its Subsidiaries for any period, the ratio of (i) EBITDA (as adjusted in accordance with Section 7.18(a)) of Parent for such period, minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period by Parent and its Subsidiaries, minus all current expense for federal, state, local or provincial (or in each instance, Canadian, UK Law, or any other taxing authority equivalents) income taxes for such period, to (ii) Fixed Charges for such period.

8.       EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1. If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations) and such failure continues for a period of more than five (5) days;

         8.2. (a) If any Loan Party fails to perform, keep, or observe in any material respect (or, if qualified by a materiality standard, in any respect) any term, provision, condition, covenant, or agreement contained (i) in
Section 6.1 (Accounting System), Section 6.2 (Collateral Reporting) other than with respect to the delivery of Borrowing Base Certificates, as to which Section 8.2(b) shall apply, Section 6.3 (Financial Statements, Reports, Certificates),
Section 6.5 (Returns), Section 6.6 (Maintenance of Properties), Sections 6.7 (Taxes), Section 6.8 (Insurance), Section 6.9 (Location of Inventory and Equipment), Section 6.10 (Compliance with Laws), Section 6.11 (Leases), Section
6.12 (Brokerage Commissions), Section 6.13 (Existence) other than as to maintenance of existence, Section 6.14 (Environmental), Section 6.17 (Disclosure Updates) of this Agreement and such failure continues for a period of fifteen
(15) Business Days, or (ii) elsewhere in this Agreement or in any of the other Loan Documents;

                  (b) Borrowers fail to deliver a Borrowing Base Certificate as required by Section 6.2 (i) within forty-five days after the end of each January, April, May, July or October during the term of this Agreement, or (ii) within thirty days after the end of every other month during the term of this Agreement, and, in the case of clause (ii) only, such failure continues for a period of five (5) Business Days;

         8.3. If any material portion of any Loan Party's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person and such

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

attachment, seizure, writ, warrant, levy or possession is not released, vacated or returned to such Loan Party within thirty (30) days;

         8.4.     If an Insolvency Proceeding is commenced by any Loan Party;

         8.5. If an Insolvency Proceeding is commenced against any Loan Party and any of the following events occur: (a) the applicable Loan Party consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party, or (e) an order for relief shall have been entered therein;

         8.6. Except as permitted by Section 7.3, if one or more Loan Parties with aggregate revenues in the preceding twelve (12) months of $5,000,000 or more is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs for more than fifteen (15) days, and such event or circumstance could reasonably be expected to have a material adverse effect on such Loan Parties the financial condition of the US Borrowing Base Companies taken as a whole or the Loan Parties taken as a whole;

         8.7.     If a notice of Lien (other than in connection with a Permitted
Lien), levy, or assessment is filed of record with respect to any Loan Party's assets by the United States, Canada or UK, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien (other than a Permitted Lien), whether choate or otherwise, upon any Loan Party's assets and the same is not paid on the payment date thereof, and such notice of Lien (other than in connection with a Permitted Lien, levy or assessment could reasonably be expected to have a material adverse effect on the related Loan Party;

         8.8. If a judgment or other claim becomes a Lien (other than a Permitted Lien) upon any material portion of any of the Loan Parties' properties or assets;

         8.9. If a Borrower shall fail to make any payment of principal or interest in respect of any Indebtedness in excess of $5,000,000 (excluding Indebtedness evidenced by the Loan Documents), when and as the same shall become due and payable (after any applicable grace period), or any other event or condition shall occur and continue (after any applicable grace period), if the effect of such failure to make payment or other event or condition is to accelerate or to permit the acceleration of the maturity of such Indebtedness;

         8.10. If any Loan Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

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

         8.11. Any warranty or representation made to the Lender Group by any Loan Party, or on behalf of any Loan Party by any officer, employee, agent, or director of any Loan Party in this Agreement or any other Loan Document or any certificate or other document delivered in connection herewith or therewith shall prove to have been incorrect in any respect (to the extent the underlying warranty or representation is qualified by a materiality standard) or in any material respect in all other cases, when made or deemed made;

         8.12. If the obligation of any Guarantor under its Guaranty set forth herein is limited or terminated by operation of law or by such Guarantor thereunder;

         8.13. If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral (or any other collateral) that is covered hereby or thereby; or

         8.14. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that any Loan Party has any liability or obligation purported to be created under any Loan Document.

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1. Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to exercise any of the rights and remedies of a secured party under the Code and any other rights and remedies provided for in this Agreement or any other Loan Document or otherwise available to it at law or in equity on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), such rights and remedies to include, without limitation, the following, all of which are authorized by the Loan Parties:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

                  (c) Terminate this Agreement and any of the other Loan Documents, by notice to the Administrative Borrower as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                  (d) Notify Account Debtors and other Persons obligated on the Collateral (and notify the Administrative Borrower of the exercise of this remedy) to make payment or otherwise render performance to or for Agent, and, to the extent permitted under the Code, enforce the obligations of Account Debtors and other Persons obligated on the Collateral and exercise the rights of Borrowers with respect to such obligations and any property that may secure such obligations;

                  (e) Take any proceeds of the Collateral by notice to the Administrative Borrower;

                  (f) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable (and notify the Administrative Borrower of the exercise of this remedy), and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (g) Without notice to or demand upon any Loan Party, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (h) Without prior notice to any Loan Party (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code or similar provisions of applicable foreign statutes), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower or Canadian Guarantor or Other Guarantor held by the Lender Group (including any amounts received in the Controlled Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group, and, after exercising such remedy, notify Administrative Borrower of same;

                  (i) Hold, as cash collateral, any and all balances and deposits of any Borrower or Canadian Guarantor or Other Guarantor held by the Lender Group, and any amounts received in the Controlled Accounts, to secure the full and final repayment of all of the Obligations;

                  (j) Instruct each Controlled Account Bank and any other depositary with whom a DDA subject to a Control Agreement is maintained, to pay any and all balances and deposits in the applicable Controlled Account or other DDA to the Agent's Account, and apply such amounts in reduction of the Obligations in accordance with Section 2.4(b);

                  (k) Instruct any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds

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thereof to the Agent's Account, and apply such amounts in reduction of the
Obligations in accordance with Section 2.4(b);

                  (l) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Each Loan Party hereby grants to Agent, to the extent permitted by applicable law, a license or other right to use, without charge, such Loan Party's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, to the extent permitted by applicable law and contracts, such Loan Party's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (m) Sell, or cause to be sold, the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as are commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                  (n) Agent shall give notice of the disposition of the Collateral as follows:

                           (i) Agent shall give the Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

                           (ii) The notice shall be personally delivered or mailed, postage prepaid, to the Administrative Borrower as provided in
         Section 12, at least 15 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (o) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

                  (p) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                  (q) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                  (r) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons promptly, by Agent to Administrative Borrower (for the benefit of the applicable Loan Parties).

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         9.2.     Remedies Cumulative. The rights and remedies of the Lender
Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative and may be exercised simultaneously. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

         Upon the occurrence and during the continuance of an Event of Default, if any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party, may: (a) make payment of the same or any part thereof or (b) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses (and Administrative Borrower will receive prompt notice of same) and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

         11.1. Demand; Protest; etc. Except as otherwise expressly provided in this Agreement or the other Loan Documents, each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which each such Borrower may in any way be liable.

         11.2. The Lender Group's Liability for Collateral. Each Loan Party hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties.

         11.3. Indemnification. Each Loan Party shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and

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all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation by a Governmental Authority or any litigation or proceeding (whether involving a Governmental Authority or otherwise) related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, (a) Loan Parties shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that (i) arises as between or among Lenders or Agent only, (ii) results from any successful claim, suit or action by any Loan Party against Agent or any Lender, or (iii) a court of competent jurisdiction finally determines to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person, and (b) Loan Parties are, and will remain liable solely for the Agent's (and, solely during the continuance of any Event of Default, any Lender's) costs related to the negotiation, execution, delivery and administration (with respect to "administration" of the Loan Documents, out-of-pocket costs only) of the Loan Documents or any amendment or waiver with respect thereto. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which the Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by the Loan Parties with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.      NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by Loan Parties or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of the Administrative Borrower or to Agent, or to any Loan Party as the case may be, at its address set forth below:

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                  If to Administrative
                  Borrower or any
                  other Loan Party:         ___________________________
                                            ___________________________
                                            ___________________________
                                            Attn:______________________
                                            Fax No.:___________________

                  With copies to:           FOLEY HOAG LLP
                                            155 Seaport Boulevard
                                            Boston, MA 02210-2600
                                            Attn: Peter M. Rosenblum, Esq. and
                                                  Malcolm G. Henderson, Esq.
                                            Fax No.: 617-832-7000

                  If to Agent or
                  to Lender Group:          WELLS FARGO FOOTHILL, INC.
                                            One Boston Place, 18th Floor
                                            Boston, MA 02108
                                            Attn:  Business Finance Manager
                                            Fax No.: (617) 722-9485

                  with copies to:           CHOATE, HALL & STEWART
                                            Exchange Place
                                            53 State Street
                                            Boston, MA 02109
                                            Attn:  Peter M. Palladino, P.C.
                                            Fax No.: (617) 248-4000

         Agent and Loan Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Loan Party acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR

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THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SUFFOLK, COMMONWEALTH OF MASSACHUSETTS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. LOAN PARTIES AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  LOAN PARTIES AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. LOAN PARTIES AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1.    Assignments and Participations.

                  (a) Subject to the provisions of Section 17.10, any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), and, if no Event of Default has occurred and is continuing, the Administrative Borrower (such consent not to be unreasonably withheld), assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance

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

in form and substance satisfactory to Agent, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, (i) the consent of Agent and/or Administrative Borrower shall not be required (and payment of any fees shall not be required) if such assignment is made by a Lender to an Affiliate of such Lender or in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender and (ii) if no Event of Default has occurred and is continuing, Administrative Borrower can withhold its consent in its sole discretion to any proposed assignment to Cerberus Partners or any of its Affiliates, including Ableco Finance, LLC. Notwithstanding any other provisions of this Agreement to the contrary, except with respect to assignments or participations effected during the pendency of an Event of Default, no assignment or participation under this Section 14.1(a) shall increase the interest charges or other costs (including, as of the effective date of any assignment, under Section 2.12 or Section 2.14) to the Loan Parties under this Agreement.

                  (b) From and after the date that Agent notifies the assignor Lender (with a copy to the Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are

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reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Subject to the provisions of Section 17.10, any Lender may at any time, with the written consent of Agent and prompt notice to the Administrative Borrower, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged; (ii) the Originating Lender shall remain solely responsible for the performance of such obligations; (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents; (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly permitted hereby or by any of the other Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or

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otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                  (f) Subject to the provisions of Section 17.10, in connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business to a proposed assignee which first executes and delivers to Parent a non-disclosure agreement substantially in the form of the Amended NDA referred to in Section 17.10.

                  (g)      Any other provision in this Agreement
notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or US Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that the Loan Parties may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. Unless expressly otherwise provided herein, no consent to assignment by the Lenders shall release any Borrower or other Loan Party from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Loan Party is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

         15.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Administrative Borrower (on behalf of all Borrowers) and the other applicable Loan Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and the Administrative Borrower (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

                  (a)      increase or extend any Commitment of any Lender,

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

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                  (c)      reduce the principal of, or the rate of interest on,
any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                  (d) change the percentage of the Commitments that is required to take any action hereunder,

                  (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders,

                  (f)      release Collateral other than as permitted by Section
16.12,

                  (g)      change the definition of "Required Lenders",

                  (h)      contractually subordinate any of the Agent's Liens,

                  (i) release any Borrower or Guarantor from any obligation for the payment of money, or

                  (j) change the definitions of Borrowing Base, Maximum Revolver Amount, or change Section 2.1(b), or

                  (k)      amend any of the provisions of Section 16;

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

         15.2.    Replacement of Holdout Lender.

                  (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent or the Administrative Borrower, each with the consent of the other (such consent not to be unreasonably withheld), and subject to the right of first refusal of the Lenders referred to in the last sentence of this Section 15.2(a), upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender, subject to and in the manner set forth in Section 14.1, with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. The Agent and Lenders shall have the first right to designate a Replacement Lender and, in the event the Agent and Lenders elect not to

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designate a Replacement Lender, the Administrative Borrower shall have the right to designate a Replacement Lender.

                  (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section
14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

         15.3. No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document nor any delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.      AGENT; THE LENDER GROUP.

         16.1. Appointment and Authorization of Agent. Each Lender hereby designates and appoints Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. Except as otherwise expressly provided in this Section 16, the provisions of this Section 16 are solely for the benefit of Agent and the Lenders. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to

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exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Loan Parties, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2. Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         16.3.    Liability of Agent. None of the Agent-Related Persons shall
(i) be liable to any of the Lenders for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of the Borrowers or their Affiliates.

         16.4. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers or

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counsel to any Lender), independent accountants and other experts selected by
Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         16.5. Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, and except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         16.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of the Loan Parties or their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other

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information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7. Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed by the Lenders to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         16.8. Agent in Individual Capacity. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such Affiliates or other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to

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provide such information to them. The terms "Lender" and "Lenders" include
Foothill in its individual capacity.

         16.9. Successor Agent. Agent may resign as Agent upon at least 30 days notice to the Lenders and Administrative Borrower. If Agent resigns under this Agreement, the Required Lenders, with the consent of Administrative Borrower (not to be unreasonably withheld), shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, with the consent of Administrative Borrower (not to be unreasonably withheld), a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders with the consent of the Administrative Borrower (except during the pendency of an Event of Default, during which no such consent is required), not to be unreasonably withheld, appoint a successor Agent as provided for above.

         16.10. Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such Affiliates or other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

         16.11.   Withholding Taxes.

                  (a) All payments made by Loan Parties hereunder or under any other Loan Document will be made in US dollars, without setoff, counterclaim, or other defense. All such payments will be made free and clear of, and without deduction or withholding for, or on account

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of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and any interest, penalties, or similar liabilities with respect thereto ("Withholding Taxes"), now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, unless the deduction or withholding of Withholding Taxes is required by law or by the administrative practice of any taxation authority, in which case Section 16.11(b) shall apply; provided that the term "Withholding Taxes" shall not include tax imposed upon or measured by the net taxable income, taxable income, net income, profit, net worth or capital of the Agent or any Lender and payable solely by the Agent or such Lender, as applicable, or its Affiliates (together, "Excluded Taxes"). The Lenders will provide to the Loan Parties and the Agent such documentation as may reasonably be required in order to reduce or eliminate the amount of Withholding Taxes imposed by Canada. If the Lender fails to provide a certificate or other document that, if provided, would reduce or eliminate Withholding Taxes, then the Loan Parties or Agent may withhold from any interest payment to such Lender the amounts required by law to be withheld. Notwithstanding the foregoing provisions of this paragraph (a), if a Lender shall unreasonably have failed to provide such certificate or other document as would allow for the reduction or elimination of Withholding Tax, the Loan Parties shall not be required to make any payments of additional amounts pursuant to subparagraph 16.11(b) in excess of the amounts that would have been payable if the appropriate Lender or the Agent had provided such certificate or other document.

                  (b) If any such deduction or withholding of Withholding Taxes is so required, the Loan Parties shall:

                           (i) pay such additional amounts as may be necessary in order that the net amount of payments in respect of items subject to the deduction or withholding of Withholding Taxes received by the Agent and each Lender, after such deduction or withholding of Withholding Taxes (including deduction or withholding in respect of additional amounts), shall equal the amount that the Agent and each Lender would have received if no such deduction or withholding of Withholding Taxes had been required;

                           (ii) make such deduction or withholding of Withholding Taxes; and

                           (iii) pay the full amount of Withholding Taxes deducted or withheld to the relevant taxation authority in accordance with applicable law, and forthwith shall furnish the Agent and each Lender with written proof that such payment has been made.

                  (c) In the event that (i) Canada or any political subdivision thereof imposes a tax on the gross amount of interest payable from a resident of Canada to a resident of the United States, (ii) such tax is applicable to interest payable under this Agreement, and (iii) such tax is payable by a Lender (the "Substitute Tax"), then (upon receiving from the Lenders or Agent a statement showing the computation of such Substitute Tax in reasonable detail) the Loan Parties shall forthwith pay to the Lender or Agent such additional amounts as may be necessary in order that the net amount of payments in respect of items subject to the Substitute Tax shall equal the amount that the Agent and each Lender would have received if such Substitute Tax had not been imposed. It shall not be necessary that the Lender or Agent shall have paid the Substitute Tax in order to receive a payment from the Loan Parties under this paragraph (c).

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                  (d)      If any Loan Party fails to pay to the relevant
taxation authority when due any Withholding Taxes that it was required to deduct or withhold under this Section 16.11 in respect of any payment to the Agent or any Lender or fails to furnish the Agent or any Lender with the proof of payment referred to above, or if any Loan Party fails to pay to the Agent or any Lender any Substitute Tax that such Loan Party was required to pay under this Section
16.11 in respect of any payment to the Agent or any Lender, the Loan Parties jointly and severally shall forthwith on demand indemnify the Agent and such Lender for any Withholding Taxes and Substitute Tax, as applicable (including any interest and penalties), and for any losses and expenses in connection therewith, that may become payable by the Agent or such Lender, as applicable, as a result of such failure.

                  (e) This paragraph (e) shall apply only to Withholding Taxes imposed by the United States. Each Lender and Agent agrees to use its best efforts to provide or obtain any certificate or other document (such as Internal Revenue Service Form W-8BEN), or take such other reasonable actions as may be necessary to reduce or eliminate any Withholding Taxes, additional payments or indemnification obligations under this Section 16.11. If any Lender is entitled to a reduction in the applicable Withholding Tax, the Loan Parties or Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable Withholding Tax after taking into account such reduction, subject to
Section 16.11(b). If the Lender fails to provide a certificate or other document that, if provided, would reduce or eliminate Withholding Taxes, then the Loan Parties or Agent may withhold from any interest payment to such Lender the amounts required by law to be withheld. Notwithstanding the foregoing provisions of this paragraph (e), if a Lender shall unreasonably have failed to provide such certificate or other document as would allow for the reduction or elimination of Withholding Tax, the Loan Parties shall not be required to make any payments of additional amounts pursuant to subparagraph 16.11(b) in excess of the amounts that would have been payable if the appropriate Lender or the Agent had provided such certificate or other document.

                  (f)      The Loan Parties' obligations under this Section
16.11 shall survive the termination of this Agreement and the other Loan Documents and the payment of all other amounts payable under this Agreement and the other Loan Documents.

         16.12.   Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, and the Agent shall, as contemplated by
Section 3.5 and Section 17.12 of this Agreement, release any Lien on any Collateral or other Collateral for the Obligations, (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the Administrative Borrower certifies to Agent that the sale or disposition is permitted under
Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower owned any interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to a Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all

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of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders.
Upon request by Agent or the Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's reasonable opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         16.13.   Restrictions on Actions by Lenders; Sharing of Payments.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so and provided that an Event of Default shall have occurred and be continuing, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase,

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without recourse or warranty, an undivided interest and participation in the
Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14. Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code or similar provisions of applicable foreign statutes can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         16.15. Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

         16.16. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.17. Field Audits and Examination Reports; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each
Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

                  (b)      expressly agrees and acknowledges that Agent does not
(i) make any representation or warranty as to the accuracy of any Report, and
(ii) shall not be liable for any information contained in any Report,

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers' personnel, and

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                  (d)      without limiting the generality of any other
indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of the Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         16.18. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower, Loan Party or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         16.19. Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Choate, Hall & Stewart ("Choate") only has represented and only shall

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represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Choate does not represent it in connection with any such matters.

17.      GENERAL PROVISIONS.

         17.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by the Loan Parties, the Agent, and each Lender whose signature is provided for on the signature pages hereof.

         17.2. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         17.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or the Loan Parties, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         17.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         17.5. Amendments in Writing. This Agreement only can be amended by a writing in accordance with Section 15.1.

         17.6. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis, except as otherwise specifically provided therein or therefor.

         17.7. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Loan Party or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of the Loan Parties

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

automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         17.8. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         17.9. Administrative Borrower; Payments by Borrowers. Each Borrower hereby irrevocably appoints GCI as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by the Borrower that such appointment has been revoked and that another Borrower has been appointed the Administrative Borrower, provided that GCCL, Geac Hungary and the US Partnership are each also authorized to make borrowings directly from Agent and Lenders hereunder. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on such Borrower's behalf to obtain Advances and Letters of Credit and provide the proceeds or other benefits thereof to the Borrowers in its sole discretion, and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. As between the Borrowers and the other Loan Parties (and without limiting the joint and several liability of the Borrowers and the rights and remedies of the Agent and the Lenders under the Loan Documents), all Advances received by any Borrower, and all interest thereon, shall be repaid in accordance with the terms of this Agreement by such Borrower, and all fees, Lender Group Expenses and other costs, expenses and amounts payable hereunder by any Borrower to the Lender Group shall be paid by the Administrative Borrower. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of
(a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

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

         17.10. Confidentiality. Parent and Foothill acknowledge and agree that they have entered into an amended and restated non-disclosure agreement dated as of the date hereof (the "Amended NDA") (a copy of which is attached hereto as Exhibit 17.10), which agreement is incorporated herein by reference. Each Agent and each Lender, by becoming a party hereto (whether by assignment, substitution or otherwise), and each Participant, by virtue of purchasing its participation hereunder, shall automatically be bound by, and agrees to comply in all respects with, the terms of the Amended NDA. Contemporaneously with it becoming a party hereto or purchasing its participation hereunder, as the case may be, each Agent, each Lender and each Participant shall execute a counterpart to the Amended NDA as contemplated thereby; provided that a failure by any Agent, Lender or Participant to so execute the amended NDA shall not relieve it of its obligations thereunder and under this Section 17.10.

         17.11. Conversion of Judgment Currency, etc. If, for the purposes of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into the currency of the jurisdiction giving such judgment (the "Judgment Currency") an amount due hereunder in Dollars , then the date on which the rate of exchange for conversion is selected by that court is referred to herein as the "Conversion Date". If there is a change in the rate of exchange between the Judgment Currency and the Dollar between the Conversion Date and the actual receipt by the Agent and Lenders of the amount due hereunder or under such judgment, each Loan Party shall, notwithstanding such judgment, pay all such additional amounts as may be necessary to ensure that the amount received by the Agent and the Lenders in the Judgment Currency, when converted at the rate of exchange prevailing on the date of receipt, will equal the amount due in Dollars. Each Loan Party's liability hereunder constitutes a separate and independent liability which shall not merge with any judgment or any partial payment or enforcement of payment of sums due under this Agreement. The term "rate of exchange", as used in this Section, includes any premiums or costs payable with the currency conversion then being effected.

         17.12. Release of Liens upon Sale of Collateral. Agent shall promptly release any Agent's Lien on any Collateral or other collateral for the Obligations (i) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may in its Permitted Discretion rely conclusively on any certificate to such effect from Administrative Borrower, without further inquiry), or (ii) constituting property leased to a Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Notwithstanding the generality of the foregoing, at the request of Administrative Borrower, Agent shall, at Borrowers' sole expense, promptly execute and deliver any UCC termination statements, PPSA financing change statements, lien releases, releases of intellectual property security interests, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent's Liens and all notices of security interests and liens previously filed with respect to the collateral described in clauses (i) and (ii) of this Section 17.12.

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

         17.13.   Comshare Entities.

                  (a) Upon the satisfaction of each of the following conditions, Comshare and Comshare US shall each become and be deemed to be a "Borrower" and a "Loan Party" under this Agreement and the other Loan Documents:

                           (i) Parent shall have elected, in its sole discretion, "Borrower" and "Loan Party" status for Comshare and Comshare US and shall have notified Agent of same.

                           (ii) Comshare and Comshare US shall have (1) executed and delivered to Agent a fully executed joinder agreement (in form and substance satisfactory to Agent in its Permitted Discretion) relating to this Agreement pursuant to which Comshare and Comshare US shall become Borrowers hereunder, (2) delivered to Agent updated Schedules to this Agreement and, as applicable, each of the other Loan Documents, and the information set forth on such Schedules shall be satisfactory to Agent in its Permitted Discretion, (3) executed and delivered the Intercompany Subordination Agreement and (4) executed and delivered such other documents as are deemed advisable by Agent in its Permitted Discretion, including such Loan Documents as have been executed hereunder by the Borrowers; and

                           (iii) Agent shall have obtained and perfected a security interest in substantially all of the personal property of Comshare and Comshare US and a pledge of 100% of the ownership interest in Comshare and Comshare US, in each case on terms substantially equivalent to those provided in the Loan Documents with respect to Borrowers.

                  (b) Upon the satisfaction of each of the following conditions, CHC, CIL and/or CL shall each become and be deemed to be a "UK Guarantor" and a "Loan Party" under this Agreement and the other Loan Documents:

                           (i) Parent shall have elected, in its sole discretion, "UK Guarantor" and "Loan Party" status for CHC, CIL and/or CL and shall have notified Agent of the same;

                           (ii) CHC, CIL and/or CL (as applicable) shall have (1) executed and delivered to Agent a fully executed joinder agreement (in form and substance satisfactory to Agent in its Permitted Discretion) relating to this Agreement pursuant to which CHC, CIL and/or CL (as applicable) shall become a UK Guarantor hereunder, (2) delivered to Agent updated Schedules to this Agreement and, as applicable, the other Loan Documents, and the information set forth on such Schedules shall be satisfactory to Agent in its Permitted Discretion, (3) executed and delivered the Intercompany Subordination Agreement, and (4) executed and delivered such other Loan Documents deemed advisable by Agent in its Permitted Discretion as have been executed hereunder by UK Guarantors; and

                           (iii) Agent shall have obtained from Parent and/or its Subsidiaries a pledge of 100% of the ownership interests in CHC, CIL and/or CL (as applicable) on

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

         terms substantially equivalent to those provided in the Loan Documents with respect to UK Guarantors.

         17.14.   Force Majeure

         If a Force Majeure Event affecting a party to this Agreement precludes that party (the "precluded party") partially or wholly from complying with its obligations under this Agreement or any of the other Loan Documents then:

                  (a) as soon as reasonably practicable after a Force Majeure Event arises, the Administrative Borrower (if the precluded party is a Loan Party) or the Agent (if the precluded party is the Agent or another member of the Lender Group) must notify the Agent or Administrative Borrower, respectively, of the Force Majeure Event;

                  (b) the precluded party will not be held responsible for any delay or failure in performance of any of such party's obligations under this Agreement or any of the other Loan Documents (including, with respect to the Loan Parties, a delay or failure that is or results in a Default or Event of Default);

                  (c) to the extent and for the period that a precluded party is precluded from performing its obligations under this Agreement or any of the other Loan Documents by the Force Majeure Event, those obligations shall be suspended, and

                  (d) upon the termination of a Force Majeure Event, such precluded party's obligation to perform any such obligations that were tolled during the pendency of such Force Majeure Event shall be immediately reinstated.

Notwithstanding the foregoing, during the existence of a Force Majeure Event, interest will continue to accrue on all outstanding Obligations in accordance with Section 2.6.

         For purposes of this Section 17.14, a "Force Majeure Event" means an act of God, a military operation, an act of terrorism, an act of any person engaged in subversive activity or sabotage, a fire, a flood, an explosion, a power outage or other catastrophe, an epidemic or quarantine restriction, an insurrection or civil disorder, involuntary strike or other labor stoppage other than by employees of a precluded party.

         17.15. Foothill's Legal Status. Foothill represents and warrants to the Loan Parties that, as of the Closing Date, it is a corporation organized under the laws of the State of California and maintains its principal place of business in Santa Monica, California.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                             BORROWERS:

                                             GEAC COMPUTER CORPORATION LIMITED

                                             By:      /s/ Hema Anganu
                                                --------------------------------
                                                Hema Anganu
                                                Treasurer

                                             GEAC COMPUTERS, INC.

                                             By:      /s/ Hema Anganu
                                                --------------------------------
                                                Hema Anganu
                                                Authorized Signatory

                                             GEAC ENTERPRISE SOLUTIONS, INC.

                                             By:      /s/ Hema Anganu
                                                --------------------------------
                                                Hema Anganu
                                                Authorized Signatory

                                             NEWS HOLDINGS CORP.

                                             By:      /s/ Hema Anganu
                                                --------------------------------
                                                Hema Anganu
                                                Authorized Signatory

                                             INTEREALTY CORP.

                                             By:      /s/ Hema Anganu
                                                --------------------------------
                                                Hema Anganu
                                                Authorized Signatory

                                        GEAC (DELAWARE) PARTNERSHIP

                                        By: Geac Computer Corporation Limited,
                                            a general partner

                                        By:      /s/ Hema Anganu
                                           -----------------------------------
                                           Hema Anganu
                                           Treasurer

                                        REMANCO INTERNATIONAL, INC.

                                        By:      /s/ Hema Anganu
                                           -----------------------------------
                                           Hema Anganu
                                           Authorized Signatory

                                        EXTENSITY, INC.

                                        By:      /s/ Hema Anganu
                                           -----------------------------------
                                           Hema Anganu
                                           Authorized Signatory

                                        GEAC HUNGARY ASSET MANAGEMENT
                                        COMPANY LIMITED BY SHARES

                                        By:      /s/ Laszlo Urban
                                           -----------------------------------
                                           Name:     Laszlo Urban
                                           Title:    Director

                                        CANADIAN GUARANTORS:

                                        GEAC CANADA LIMITED

                                        By:      /s/ Hema Anganu
                                           -----------------------------------
                                           Hema Anganu
                                           Treasurer

                                             2019856 ONTARIO INC.

                                             By:      /s/ Hema Anganu
                                                --------------------------------
                                                Name: Hema Anganu
                                                Title: Director

                                             OTHER GUARANTORS:

                                             GEAC ULC

                                             By:      /s/ Hema Anganu
                                                --------------------------------
                                                Name: Hema Anganu
                                                Title: Director

                                             GEAC USA LLC

                                             By:      /s/ James M. Riley
                                                --------------------------------
                                                Name: James M. Riley
                                                Title: Director

                                             UK GUARANTORS:

                                             GEAC (UK) HOLDINGS LIMITED

                                             By:      /s/ Paul Wheeler
                                                --------------------------------
                                                Name: PAUL WHEELER
                                                Title: DIRECTOR

                                             GEAC SOFTWARE SOLUTIONS LIMITED

                                             By:      /s/ Paul Wheeler
                                                --------------------------------
                                                Name: PAUL WHEELER
                                                Title: DIRECTOR

                                             GEAC COMPUTER SYSTEMS (UK) LIMITED

                                             By:      /s/ Paul Wheeler
                                                --------------------------------
                                                Name: PAUL WHEELER
                                                Title: DIRECTOR

                                             REMANCO SYSTEMS LIMITED

                                             By:      /s/ Paul Wheeler
                                                --------------------------------
                                                Name: PAUL WHEELER
                                                Title: DIRECTOR

                                             TEKSERV COMPUTER SERVICES LIMITED

                                             By:      /s/ Paul Wheeler
                                                --------------------------------
                                                Name: PAUL WHEELER
                                                Title: DIRECTOR

                                             GEAC ENTERPRISE SOLUTIONS HOLDINGS
                                             LIMITED

                                             By:      /s/ Paul Wheeler
                                                --------------------------------
                                                Name: PAUL WHEELER
                                                Title: DIRECTOR

                                             GEAC ENTERPRISE SOLUTIONS LIMITED

                                             By:      /s/ Paul Wheeler
                                                --------------------------------
                                                Name: PAUL WHEELER
                                                Title: DIRECTOR

                                             GEAC ENTERPRISE SOLUTIONS
                                             DEVELOPMENT LIMITED

                                             By:      /s/ Paul Wheeler
                                                --------------------------------
                                                Name: PAUL WHEELER
                                                Title: DIRECTOR

                                             MAI UNITED KINGDOM LIMITED

                                             By:      /s/ Paul Wheeler
                                                --------------------------------
                                                Name: PAUL WHEELER
                                                Title: DIRECTOR

                                             GEAC UK LIMITED

                                             By:      /s/ Paul Wheeler
                                                --------------------------------
                                                Name: PAUL WHEELER
                                                Title: DIRECTOR

                                             AGENT AND LENDERS:

                                             WELLS FARGO FOOTHILL, INC.,
                                             as Agent and as a Lender

                                             By:      /s/ Brent E. Shay
                                                --------------------------------
                                                Brent E. Shay
                                                Vice President

                                             ADDITIONAL CANADIAN GUARANTORS:

                                             GEAC (CANADA) SERVICES LIMITED

                                             By:      /s/ Hema Anganu
                                                --------------------------------
                                                Hema Anganu
                                                Treasurer

                                             915873 ONTARIO LTD.

                                             By:      /s/ Hema Anganu
                                                --------------------------------
                                                Hema Anganu
                                                Treasurer

                                             877025 ALBERTA LTD.

                                             By:      /s/ Hema Anganu
                                                --------------------------------
                                                Hema Anganu
                                                Treasurer